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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Danielson Holding Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DANIELSON HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 19, 2005
To our Stockholders:
      Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Danielson Holding Corporation (the “Company”) will be held on September 19, 2005, at Covanta Hempstead Company, 600 Merchants Concourse, Westbury, New York, 11590, at 10:00 a.m. local time, for the following purposes:

1. To elect eleven directors, each for a term of one year;

2. To approve an amendment to the Company’s certificate of incorporation, to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares;

3. To approve an amendment to the Company’s certificate of incorporation, to change the Company’s name to Covanta Holding Corporation;

4. To approve an amendment to the Danielson Holding Corporation Equity Award Plan for Employees and Officers to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,000,000 to 6,000,000 shares;

5. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year; and

6. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors of the Company has fixed the close of business on August 17, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A complete list of these stockholders will be available at the Company’s principal executive offices prior to the Annual Meeting.
      All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Timothy J. Simpson
Secretary
Fairfield, New Jersey
August 23, 2005

DANIELSON HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
PROXY STATEMENT
       The enclosed proxy is solicited by Danielson Holding Corporation for use at the 2005 Annual Meeting of Stockholders to be held on September 19, 2005 (the “Annual Meeting”), at 10:00 a.m., local time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Covanta Hempstead Company, 600 Merchants Concourse, Westbury, New York, 11590, at 10:00 a.m. local time. This proxy statement and accompanying proxy card were mailed on or about August 23, 2005, to all stockholders entitled to vote at our Annual Meeting. In this proxy statement, we refer to Danielson Holding Corporation as “Danielson,” “we,” “our” or the “Company.”
Purpose of Annual Meeting
      At the Company’s Annual Meeting, stockholders will be asked to act upon the matters outlined in the accompanying notice of Annual Meeting, including:

•	the election of eleven directors, each for a term of one year (see page 6);

•	the approval of an amendment to the Company’s certificate of incorporation, to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares (see page 10);

•	the approval of an amendment to the Company’s certificate of incorporation, to change the Company’s name to Covanta Holding Corporation (see page 13);

•	the approval of an amendment to the Danielson Holding Corporation Equity Award Plan for Employees and Officers to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,000,000 to 6,000,000 shares (see page 14);

•	ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2005 (see page 22).
      In addition, management will report on Danielson’s performance and respond to questions from stockholders.
Record Date and Share Ownership
      Only stockholders of record at the close of business on the record date, August 17, 2005, are entitled to vote at the Annual Meeting. At the close of business on the record date, 141,230,338 shares of common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.
Quorum
      The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the record date, and a quorum must be present at such reconvened meeting.
Voting, Submitting and Revoking Your Proxy
      If you properly execute, date and return the enclosed the proxy, and you do not revoke it, your shares of common stock represented thereby will be voted by Anthony J. Orlando and Timothy J. Simpson, the proxy agents for the Annual Meeting, in accordance with your instructions thereon. If you do not provide any specific instructions on the proxy, your proxy will be voted:

•	“FOR” election of the eleven nominees for director to the Board;

•	“FOR” approval of the amendment to the Company’s certificate of incorporation to increase from 150,000,000 to 250,000,000 the number of shares of common stock authorized for issuance;

•	“FOR” approval of the amendment to the Company’s certificate of incorporation to change the Company’s name to Covanta Holding Corporation;

•	“FOR” approval of the amendment to the Company’s Equity Award Plan for Employees and Officers;

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.
      In addition, if other matters are properly presented for voting at the Annual Meeting, or at any adjournment or postponement thereof, your proxy grants the persons named as proxy holders the discretion to vote your shares on such matters. The Company does not expect any additional matters to be presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the director nominees described in this proxy statement are not available as a candidate for director, then the two proxy agents will vote the stockholder proxies for such other candidate or candidates as may be nominated by the Board.
      Even after you have submitted your proxy, you may revoke your proxy or change your vote before the proxy is exercised at the Annual Meeting by (1) delivering a written notice of revocation to the Secretary of the Company at 40 Lane Road, Fairfield, New Jersey 07004; (2) submitting a properly executed proxy bearing a later date; or (3) attending the Annual Meeting and casting your vote in person. Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Annual Meeting.
      If you wish to attend the Annual Meeting and vote shares of our common stock held through a broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.
Required Vote For Approval of Matters
      In the election for directors, the eleven nominees receiving the highest number of “FOR” votes cast in person or by proxy will be elected to the Board. Abstentions and broker non-votes are not counted as votes cast for the purposes of, and therefore will have no impact as to, the election of directors.
      The proposals to amend the Company’s certificate of incorporation require the affirmative “FOR” vote of a majority of the shares outstanding and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the shares outstanding and entitled to vote, will have the effect of a vote “AGAINST.” Additionally, any non-vote (including broker non-votes) will have the effect of a vote “AGAINST.”
      All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes will not be considered, as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

      In addition, please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of the amendment to the Company’s Equity Award Plan for Employees and Officers or the amendments to the Company’s certificate of incorporation.
      Representatives of American Stock Transfer & Trust Company, the Company’s transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.
Cost of Solicitation of Proxies
      The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally, electronically or by telephone without additional compensation for such proxy solicitation activity. Brokers and other nominees who held common stock of the Company on the record date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to our stockholders.
BOARD STRUCTURE AND COMPENSATION
      The Board is currently comprised of nine members. However, the Company intends to increase the number of directors to eleven members in connection with the upcoming Annual Meeting.
      During 2004, the Board held five meetings and took action by written consent five times. Each director attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2004. In 2004, the Company adopted a policy pursuant to which it expects its Board members to attend annual meetings of its stockholders. In October 2004, all seven continuing directors attended the Company’s annual meeting of stockholders.
      The Board has determined that each of Ronald J. Broglio, Peter C.B. Bynoe, Richard L. Huber, Robert S. Silberman, Jean Smith, Joseph P. Sullivan and Clayton Yeutter are independent under applicable American Stock Exchange listing standards.
Committees of the Board
      Audit Committee. The current members of the Audit Committee are Mr. Huber (Chair), Ms. Smith and Mr. Bynoe. Each of the members of the Audit Committee is an independent director under applicable American Stock Exchange listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. The Board has determined that Mr. Huber qualifies as an “audit committee financial expert” under applicable SEC rules.
      The Audit Committee operates under a written charter that was amended and restated by the Board as of March 5, 2004. A copy of the Company’s Audit Committee Charter and Key Practices is available on the Company’s website at www.danielsonholding.com. Under its charter, the functions of the Audit Committee include assisting the Board in its oversight of the quality and integrity of the Company’s financial statements and accounting processes, compliance with legal and regulatory requirements, assessing and reviewing the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and overseeing the Company’s internal audit function. The Audit Committee has the sole authority to select, evaluate, appoint or replace the independent auditors of the Company and has the sole authority to approve all audit engagement fees and terms. The Audit Committee must pre-approve all permitted non-auditing services to be provided by the independent auditors, discuss with management and the independent auditors the Company’s financial statements and any disclosures and SEC filings relating thereto, recommend for shareholder approval the independent auditors for the Company, review the integrity of the Company’s financial reporting process, establish policies for hiring of employees or former employees of the auditors and investigate any matters pertaining to the integrity of management.

      The Audit Committee held six meetings during 2004 and took action by written consent three times.
      Compensation Committee. The current members of the Compensation Committee are Mr. Sullivan (Chair), Mr. Broglio, Mr. Bynoe and Mr. Yeutter. Each of the members of the Compensation Committee qualifies as an independent director under applicable American Stock Exchange listing standards and also qualifies as an “outside director” under Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”).
      The Compensation Committee operates under a written charter that was amended and restated by the Board as of March 5, 2004, a copy of which is available on the Company’s website at www.danielsonholding.com. Under its charter, the Compensation Committee among other things, has the authority (i) to review and approve the Company’s goals relating to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance under those goals and set the Chief Executive Officer’s compensation, (ii) to evaluate, review and approve the compensation structure and process for the Company’s other officers, and (iii) to evaluate, review and recommend to the Board any changes to, or additional stock-based and other incentive compensation plans. In addition, the Compensation Committee is responsible for preparing and publishing an annual executive compensation report, administering certain compensation plans and monitoring compliance with legal prohibitions on loans to officers.
      The Compensation Committee held seven meetings during 2004 and took no action by written consent.
      Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Mr. Yeutter (Chair), Ms. Smith, Mr. Silberman and Mr. Sullivan. Each of the members of the Nominating and Governance Committee qualifies as an independent director under applicable American Stock Exchange listing standards.
      The Nominating and Governance Committee operates under a written charter and key practices that were adopted by the Board when the Nominating and Governance Committee was formed on March 5, 2004. The Nominating and Governance Committee Charter and Key Practices are available on the Company’s website at www.danielsonholding.com. Under its charter, the Nominating and Governance Committee is responsible for assisting the Board in identifying qualified candidates to serve on the Board, recommending director nominees for the annual meeting of stockholders, identifying individuals to fill vacancies on the Board, recommending corporate governance guidelines to the Board, leading the Board in its annual self evaluations and recommending nominees to serve on each committee of the Board. The Nominating and Governance Committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of the Company’s corporate governance procedures.
      The Nominating and Governance Committee held three meetings during 2004 and took no action by written consent.
      In identifying candidates for positions on the Board, the Nominating and Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. Robert S. Silberman, the only director added to the Board since the last annual meeting, and Samuel Zell and Anthony J. Orlando, new candidates for the Board, were each suggested as candidates by a non-management member of the Board. In 2004, the Company did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.
      The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations should be based on a particular candidate’s merits and the needs of the Company after taking into account the current composition of the Board. When evaluating candidates for the position of director, the Nominating and Governance Committee considers an individual’s skills, age, diversity, independence from the Company, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. Candidates that appear to best fit the needs of the Board and the Company are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board. After the Board approves a candidate, the Chairman of the Nominating and Governance Committee extends an invitation to the nominee to join the Company’s Board.
      The Nominating and Governance Committee will consider candidates recommended by stockholders if such recommendations are accompanied by relevant biographical information and are submitted in accordance with the Company’s organizational documents, American Stock Exchange requirements and SEC rules and regulations, each as in effect from time to time. Candidates recommended by stockholders will be evaluated in the same manner as other candidates. Under the Company’s Amended and Restated By-Laws, any holder of twenty percent (20%) or more of the outstanding voting securities of the Company has the right, but not the obligation, to nominate one qualified candidate for election as a director. Provided that such stockholder adequately notifies the Company of a nominee within the time periods set forth in the applicable proxy statement of the Company, that nominee will be included in the Company’s proxy statement as a nominee.
      The independent directors of the Board meet in executive sessions. The chairs of each of the Audit, Compensation and Nominating and Governance committees together select a director to serve as the chair of each such executive session. Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Danielson Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed to the directors named in the communication in the same manner as described below in “Stockholder Communications with the Board.”
Stockholder Communications with the Board
      Stockholders can send communications to one or more members of the Board by writing to the Board or to specific directors at the following address: Danielson Holding Corporation Board of Directors, c/o Corporate Secretary, Danielson Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed by the corporate secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the whole Board of Directors.
Compensation of the Board
      As approved by the stockholders at the October 5, 2004 annual meeting, on an annual basis, at the annual meeting of stockholders of Danielson at which directors are elected, each non-employee director will receive options to acquire 13,334 shares of common stock at a price equal to the fair market value of a share of our common stock on the date of grant and will be awarded 1,500 shares of restricted stock, which restricted shares will vest ratably over three years from the date of grant. Mr. Barse waived his right to receive such grants of options and restricted stock for 2004. Non-employee directors will receive an annual fee of $30,000. The chairman of the Board receives an additional annual fee of $10,000. In addition, the chair of the Audit Committee will receive an additional annual fee of $7,500 for such service and the chair of each of the other committees of the Board, including without limitation, the Compensation Committee, the Nominating and Governance Committee and the Public Policy Committee, will be entitled to receive an additional annual fee of $5,000 for such service. Non-employee directors will be entitled to receive a meeting fee of $1,500 for each committee meeting they attend. Directors who are appointed at a date other than the annual meeting of stockholders of Danielson, will be entitled to receive a pro rata portion of the annual compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our Board is currently comprised of nine directors. However, the Company intends to increase the number of directors to eleven members in connection with the upcoming Annual Meeting. Consequently, the Board, at the recommendation of the Nominating and Governance Committee, has nominated each of the following eleven individuals to serve as directors of the Company:

David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Richard L. Huber
Anthony J. Orlando
William C. Pate
Robert Silberman
Jean Smith
Joseph P. Sullivan
Clayton Yeutter
Samuel Zell
      Each of the nominees, except for Mr. Orlando and Mr. Zell, currently serves as a member of the Board. If elected to another term at this year’s Annual Meeting, each nominee will serve until the date of next year’s annual meeting or until his or her successor has been elected and qualified.
      The Nominating and Governance Committee has recommended that upon election by the stockholders of a new slate of directors, Samuel Zell serve as Chairman of the Board. Mr. Zell previously served as Chairman of the Board from July 24, 2002 through October 5, 2004.
      Each nominee has consented to serve as a member of the Board if elected or re-elected, as the case may be, for another term. Nevertheless, if any nominee becomes unable to stand for election (which the Board does not anticipate happening), each proxy will be voted for a substitute designated by the Board or, if no substitute is designated by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of individuals nominated.
      There is no family relationship between any nominee and any other nominee or any executive officer of the Company. The information set forth below concerning the nominees has been furnished to the Company by the nominees.
      The Board recommends that you vote “FOR” the election of each of the above named nominees to the Board. Proxies solicited by the Board will be voted “FOR” the election of each of the nominees named above unless instructions to the contrary are given.
Directors of the Company
      David M. Barse has served as a director since 1996. Mr. Barse served as the President and Chief Operating Officer of the Company from July 1996 until July 24, 2002. Since February 1998, Mr. Barse has served as President and, since June 2003, Chief Executive Officer of Third Avenue Management LLC (“Third Avenue”), an investment adviser to mutual funds and separate accounts. From April 1995 until February 1998, he served as the Executive Vice President and Chief Operating Officer of Third Avenue Trust and its predecessor, Third Avenue Value Fund, Inc. (together with its predecessor, “Third Avenue Trust”), before assuming the position of President in May 1998 and Chief Executive Officer in September 2003. In 2001, Mr. Barse became Trustee of both the Third Avenue Trust and Third Avenue Variable Series Trust. Since June 1995, Mr. Barse has been the President and, since July 1999, Chief Executive Officer of M.J. Whitman, LLC (“MJW”) and its predecessor, a full service broker-dealer. Mr. Barse joined the predecessor of MJW and Third Avenue in December 1991 as General Counsel. Mr. Barse also presently serves as a director of American Capital Access Holdings, a privately held financial insurance company. Mr. Barse is 43 years old.
      Ronald J. Broglio has been a director since October 2004 and is a member of the Compensation and Public Policy Committees. Mr. Broglio has been the President of RJB Associates, a consulting firm specializing in energy and environmental solutions, since 1996. Mr. Broglio was Managing Director of Waste to Energy for Waste Management International Ltd. from 1991 to 1996. Prior to joining Waste Management, Mr. Broglio held a number of positions with Wheelabrator Environmental Systems Inc. from 1980 through 1990, including Managing Director, Senior Vice President — Engineering, Construction & Operations and Vice President of Engineering & Construction. Mr. Broglio served as Manager of Staff Engineering and as a staff engineer for Rust Engineering Company from 1970 through 1980. Mr. Broglio is 65 years old.
      Peter C.B. Bynoe has been a director since July 2004. Mr. Bynoe is a member of the Compensation Committee, the Audit Committee and is Chairman of the Public Policy Committee. Mr. Bynoe joined the law firm of DLA Piper Rudnick Gray Cary US, LLP as a partner in 1995 and currently serves on the firm’s executive committee. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. He is a director of Rewards Network Inc. and he also serves as Chairman of the Illinois Sports Facilities Authority, a joint venture of the State of Illinois and City of Chicago, which owns U.S. Cellular Field in Chicago. Mr. Bynoe is 54 years old.
      Richard L. Huber has been a Director since July 2002. Mr. Huber is the Chairman of the Audit Committee. Mr. Huber served as Chairman and the Interim Chief Executive Officer of American Commercial Lines, LLC (“ACL”) from April 2004 until January 2005 and continues as a director of ACL and various subsidiaries and affiliates of ACL. Mr. Huber has been Managing Director, Chief Executive Officer and Principal of the American direct investment group Norte-Sur Partners, a direct private equity investment firm focused on Latin America, since January 2001. Mr. Huber held various positions with Aetna, Inc. since 1995, most recently as the Chief Executive Officer, until February 2000. Mr. Huber has approximately forty years of prior investment and merchant banking, international business and management experience, including executive positions with Chase Manhattan Bank, Citibank, Bank of Boston and Continental Bank. Mr. Huber is also a director of Opticare Health Systems, Inc., an integrated eye care services company. Mr. Huber is 68 years old.
      Anthony J. Orlando was named President and Chief Executive Officer of the Company in October 2004. Previously, he had been President and Chief Executive Officer of Covanta Energy Corporation, a subsidiary of the Company (“Covanta”), since November 2003. From March 2003 to November 2003 he served as Senior Vice President, Business and Financial Management of Covanta. From January 2001 until March 2003, Mr. Orlando served as Covanta’s Senior Vice President, Waste-to-Energy. Previously, he served as executive Vice President of Covanta Energy Group, Inc. Mr. Orlando joined Covanta in 1987. Mr. Orlando is 46 years old.
      William C. Pate has been a Director since 1999 and Chairman of the Board since October 2004. He is a member of the Public Policy Committee. Mr. Pate is Managing Director of Equity Group Investments, L.L.C. (“EGI”), a privately-held investment firm. Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Mr. Pate also serves as a director of Adams Respiratory Therapeutic, Inc. Mr. Pate is 41 years old.
      Robert S. Silberman has been a director since December 2004 and is a member of the Nominating and Governance Committee. Mr. Silberman has been Chairman of the Board of Directors of Strayer Education, Inc. since February 2003 and its Chief Executive Officer since March 2001. Mr. Silberman was Executive in Residence at New Mountain Capital, LLC from August 2000 to March 2001. From 1995 to 2000, Mr. Silberman served in a variety of senior management positions, including President and Chief Operating Officer of CalEnergy Company, Inc. From 1993 to 1995, Mr. Silberman was Assistant to the Chairman and Chief Executive Officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. In addition to Strayer Education, Inc., Mr. Silberman serves on the Board of Directors of Surgis, Inc., and on the Management Advisory Board of New Mountain Capital, LLC. He also serves on the Board of Visitors of The

Johns Hopkins University School of Advanced International Studies. Mr. Silberman is a member of the Council on Foreign Relations. Mr. Silberman is 48 years old.
      Jean Smith has been a director since December 2003. She is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Smith has been a private investor and consultant since 2001. From 1998 to 2001, Ms. Smith was a Managing Director of Corporate Finance for U.S. Bancorp Libra, a unit of U.S. Bancorp Investments, Inc., a subsidiary of U.S. Bancorp. Ms. Smith has approximately 25 years of investment and international banking experience, having held positions with Banker Trust Company, Citicorp Investment Bank, Security Pacific Merchant Bank and UBS Securities. Ms. Smith is 49 years old.
      Joseph P. Sullivan has been a director since July 2002. Mr. Sullivan is Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Sullivan is a private investor and is currently retired after serving as the Chairman of the Board of IMC Global from July 1999 to November 2000, and as a Member of its Board of Directors and Executive Committee from March 1996 to December 2000. Mr. Sullivan served as the Chairman of the Board of Vigoro Corporation from March 1991 through February 1996 and as its Chief Executive Officer from March 1991 to September 1994. Mr. Sullivan is 72 years old.
      Clayton Yeutter has served as a director since July 2002. Mr. Yeutter is the Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Yeutter has been Of Counsel to Hogan & Hartson LLP, a law firm in Washington, D.C., since 1993 where he has an international trade and agricultural law practice. From 1985 through 1991, he served in the Reagan Administration as U.S. Trade Representative and in the first Bush Administration as Secretary of Agriculture. During 1991-92, he was Chairman of the Republican National Committee, and then returned to the Bush Administration as a Counselor to the President for most of 1992. He was President and Chief Executive Officer of the Chicago Mercantile Exchange from 1978 through 1985. In the 1970s, Mr. Yeutter held several positions in the Nixon and Ford Administrations as Assistant Secretary of Agriculture for Marketing and Consumer Services, Assistant Secretary of Agriculture for International Affairs and Commodity Programs and Deputy Special Trade Representative. Mr. Yeutter is the Chairman of the Board of Oppenheimer Funds, an institutional investment manager, Chairman of the Board of Crop Solutions, Inc., a privately-owned agricultural chemical company, Chairman of the Board of ACL and a director of America First, a privately-owned investment management company. Mr. Yeutter is 74 years old.
      Samuel Zell previously served as a director from 1999 to 2004, and as the President, Chief Executive Officer and Chairman of the Board of the Company from July 2002 to October 2004. Mr. Zell has served as Chairman of the Board of Directors of EGI since 1999, and had been Chairman of the Board of its predecessor, Equity Group Investments, Inc., for more than five years. Mr. Zell has been a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust (a “REIT”) primarily focused on office buildings, since October 1996, and was its President and Chief Executive Officer from April 2002 until November 2002. For more than the past five years, Mr. Zell has served as Chairman of the Board of Anixter International, Inc., a global distributor of electrical and cable systems; as Chairman of the Board of Equity Lifestyle Properties, Inc. (previously known as of Manufactured Home Communities, Inc.), an equity REIT primarily engaged in the ownership and operation of manufactured home resort communities; as Chairman of the Board of Trustees of Equity Residential Properties Trust, an equity REIT that owns and operates multi-family residential properties; as Chairman of the Board of Capital Trust, Inc., a specialized finance company and as Chairman of the Board of Rewards Network Inc., an administrator of loyalty-based customer rewards programs. Mr. Zell is 64 years old.
      In addition to Mr. Orlando, who has been nominated to serve on the Board of Directors, the following individuals serve as the Company’s current executive officers:
      Craig D. Abolt has served as Senior Vice President and Chief Financial Officer of Danielson since October 2004. He has served as a director and Senior Vice President and Chief Financial Officer of Covanta since June 2004. Prior to joining Covanta, Mr. Abolt served as chief financial officer of DIRECTV Latin America, a majority-owned subsidiary of Hughes Electronics Corporation, from June 2001 until May 2004.

From December 1991 until June 2001, he was employed by Walt Disney Company in several executive finance positions. Mr. Abolt is 44 years old.
      Timothy J. Simpson has served as Senior Vice President, General Counsel and Secretary of Danielson since October 2004. Since March 2004 he has served as Senior Vice President, General Counsel and Secretary of Covanta. From June 2001 to March 2004, Mr. Simpson served as Vice President, Associate General Counsel and Assistant Secretary of Covanta. Previously, he served as Senior Vice President, Associate General Counsel and Assistant Secretary of Covanta Energy Group, Inc. Mr. Simpson joined Covanta in 1992. Mr. Simpson is 47 years old.
      Thomas Bucks has served as Senior Vice President and Chief Accounting Officer of Danielson since April 12, 2005. Mr. Bucks served as Controller of the Company from February 24, 2005 to April 11, 2005. Prior to joining the Company, Mr. Bucks served as Senior Vice President — Controller of Centennial Communications Corp., a leading provider of regional wireless and integrated communications services in the United States and the Caribbean, from March 1995 through February 2005, where he was the principal accounting officer and was responsible for accounting operations and external financial reporting. Mr. Bucks is 49 years old.
      Messrs. Orlando and Simpson were both officers of Covanta when it filed for bankruptcy and have continued as officers of Covanta after its emergence from bankruptcy and confirmation of its plan of reorganization. As further described at Item 1 — Business in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, Covanta’s Chapter 11 proceedings commenced on April 1, 2002. Covanta and most of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). All of the bankruptcy cases were jointly administered under the caption “In re Ogden New York Services, Inc., et al., Case Nos. 02-40826 (CB), et al.” On March 5, 2004, the Bankruptcy Court entered an order confirming the Debtors’ plans of reorganization and plan for liquidation for certain of those Debtors involved in non-core businesses and on March 10, 2004, both plans were effected.
      Mr. Abolt served as the Chief Financial Officer of DirectTV Latin America, LLC (“DLA”) when it filed for bankruptcy in March 2003 and after its emergence from bankruptcy and confirmation of its plan of reorganization in February 2004. DLA filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 18, 2003 in the United State Bankruptcy Court for the District of Delaware, which entered an order confirming DLA’s plan of reorganization on February 13, 2004, and the plan became effective on February 24, 2004.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES
      On July 25, 2005, the Board authorized and approved an amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), subject to stockholder approval, to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares. The first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

“4.1: The Corporation is authorized to issue two classes of shares designated Preferred Stock and Common Stock, respectively. The total number of shares of capital stock the Corporation is authorized to issue is 260,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 250,000,000. The par value of each share in each class is $.10.”
      The Company is currently authorized to issue 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. The proposed amendment to the Certificate of Incorporation would increase the number of shares of common stock that the Company is authorized to issue to 250,000,000, but would not affect the number of authorized shares of preferred stock, which would remain at 10,000,000.

Current Capital Structure
      As of August 9, 2005, the Company had 141,160,195 shares of common stock outstanding and 69,423 shares of common stock held as treasury stock. There are no shares of preferred stock currently outstanding. Based on the number of shares the Company has reserved for issuance in connection with outstanding options, its planned offering of rights to purchase up to 5,700,000 shares of its common stock to those holders of Covanta’s 9.25% Debentures due 2002 who voted in favor of Covanta’s second reorganization plan on January 12, 2004 and the remaining shares authorized for issuance under the Company’s equity incentive plans, the Company has no shares of stock currently available for issuance.

Reasons for Proposed Amendment
      Following the issuance of a substantial portion of the Company’s authorized but unissued shares of common stock in a recent successful rights offering to fund a portion of the purchase price for the Company’s acquisition of American Ref-Fuel Holdings Corp. (“Ref-Fuel”), the Board believes that it is desirable and in the best interests of the Company to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000. The Board believes that the proposed increase in the number of authorized shares is desirable in order to provide for a sufficient number of authorized shares of common stock to accommodate the proposed increase in the number of shares issuable under the Company’s Equity Award Plan for Employees and Officers described in Proposal No. 4 below and to provide the Company with sufficient authorized shares for appropriate future corporate purposes (which may not require further stockholder action or approval), including, but not limited to, future stock dividends, raising capital through offerings of common stock, issuing stock through acquisitions or other strategic transactions or funding future employee benefit plan obligations. The proposed increase in the number of authorized shares of common stock would enable the Board to act with flexibility, as and when the need arises, to issue additional shares without the delays necessitated by having to obtain stockholder approval.
      If the stockholders of the Company approve the proposed amendment to the Certificate of Incorporation, the Board may generally cause the issuance of additional shares of common stock without further vote of the stockholders. In some circumstances (generally relating to the number of shares to be issued, the manner of offering and the identity of the recipients), specific authorization may be required under applicable exchange rules in connection with the issuance of additional shares. The Company does not anticipate that it will seek authorization from stockholders for issuance of additional shares of common stock unless required by applicable laws or exchange rules.

Effect of Proposed Amendment
      Under the terms of the proposed amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the proposed amendment will not change the par value of the common stock. The authorization of the additional shares of common stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders of the Company, but, to the extent that the additional authorized shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and have a negative effect on the market price of the common stock. Under the Certificate of Incorporation, stockholders do not have preemptive rights with respect to the additional shares of common stock being authorized, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.
      The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Company issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate the Company’s management. The amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Certificate of Incorporation and the Company’s bylaws having an anti-takeover effect.
      In addition, other provisions of the Certificate of Incorporation and the Company’s bylaws may have an anti-takeover effect, including provisions that:

•	prohibit holders of 5% or more of the Company’s common stock, including any holder who proposes to acquire common stock which would result in that holder owning 5% or more of the Company’s common stock, from acquiring, selling or transferring any shares of the Company’s common stock without the Company determining that the transaction would not result in or create an unreasonable risk of an “ownership change” within the meaning of Section 382(g) of the Code; and

•	permit the Company’s Board to issue, without stockholder approval, preferred stock with such terms as the Board may determine.
      In addition, Section 203 of the Delaware General Corporation Law provides certain restrictions on business combinations between the Company and any party acquiring a 15% or greater interest in its voting stock. These provisions of the Certificate of Incorporation and the Company’s bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of the Company, even if the stockholders support such proposals.
      The affirmative votes of a majority of the outstanding shares of the common stock entitled to vote are required for approval of the proposed amendment. If the stockholders approve this proposal, the proposed amendment will become effective when a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of Delaware. A copy of the proposed Certificate of Amendment is attached hereto as Appendix A.
      The Board recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 250,000,000. Proxies solicited by the Board will be voted “FOR” the approval of this amendment unless instructions to the contrary are given.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME
      On July 25, 2005, the Board authorized and approved an amendment to the Certificate of Incorporation, subject to stockholder approval, to change the Company’s name to “Covanta Holding Corporation.”
      In the judgment of the Board, the change of the Company’s name is desirable to reflect our business operations, which are largely conducted through our wholly-owned subsidiary, Covanta. Currently, Covanta accounts for in excess of 95% of the Company’s revenues. The Board also believes that changing the Company’s name to “Covanta Holding Corporation” would help alleviate any market confusion arising from Danielson’s other historical lines of business.
      The affirmative votes of a majority of the outstanding shares of the common stock of the Company are required for approval of the proposed amendment. If the stockholders approve this proposal, the proposed amendment will become effective when the certificate of amendment to the Certificate of Incorporation, setting forth the new name, is filed with the Secretary of State of Delaware. A copy of the proposed Certificate of Amendment in attached hereto as Appendix A.
      The Board recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation, to change the Company’s name to Covanta Holding Corporation. Proxies solicited by the Board will be voted “FOR” the approval of this amendment unless instructions to the contrary are given.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO THE EQUITY AWARD PLAN FOR EMPLOYEES AND OFFICERS
      In July 25, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an amendment (the “Amendment”) to the Company’s Equity Award Plan for Employees and Officers (the “Plan”) and directed that it be submitted to the Company’s stockholders for approval at the annual meeting. The Amendment will become effective when it is approved by the Company’s stockholders. Under the Amendment, the number of shares of common stock available for issuance under the Plan would be increased from 4,000,000 shares to 6,000,000 shares. The Board of Directors believes that the Plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability and encourages these individuals to take into account the long-term interests of the Company and its stockholders.
      The Plan was originally approved by stockholders of the Company in October 2004 following the Company’s acquisition of Covanta in March 2004. As of August 9, 2005, there were approximately 1,890,000 shares remaining and available for issuance under the Plan. As a result of the acquisition of Ref-Fuel in June 2005, approximately 700 new employees became eligible to receive awards under the Plan, of whom approximately 115 are likely to be considered for awards based on current grant criteria. As a result, a total of approximately 2,500 employees are now eligible to participate in the Plan, of whom approximately 220 are likely to be considered for awards. The Board and the Compensation Committee believe that the Amendment is desirable in order to assure that there will be a sufficient number of shares authorized for issuance under the Plan to accommodate the expanded number of employees entitled to participate in the Plan. The Compensation Committee and the Board currently estimate that at current grant levels and our stock price, the additional 2,000,000 shares proposed for issuance under the Plan would enable the Compensation Committee to make awards under the Plan for the next three years.
      Approval of the Amendment requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote. In the event stockholder approval of the Amendment is not obtained, awards may continue to be made under the terms of the Plan as currently in effect.
Plan Principal Features
      The principal features of the Plan are summarized below. This summary is not complete, however, and is qualified by the terms of the Plan, as amended by the Amendment, a copy of which is attached to this proxy statement as Appendix B.

Shares Available Under the Plan
      The maximum aggregate number of shares of common stock available for issuance under the Plan is currently 4,000,000, and is proposed to be increased to 6,000,000, subject to customary adjustments to prevent dilution. Shares subject to an award may be authorized but unissued, or reacquired shares of common stock or treasury shares. If an award expires or becomes unexercisable without having been exercised in full, the unpurchased shares which were subject to the award will become available for future grant under the Plan. However, shares that have actually been issued under the Plan will not be returned to the Plan and will not be available for future distribution under the Plan.

Plan Administration
      The Plan is administered by the Compensation Committee of the Board, or another Board committee, comprised of two or more directors, each of whom qualifies as a “disinterested person” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162 of the Code. The Compensation Committee has the exclusive authority to determine the fair market value of the common stock and to determine all other matters relating to awards under the Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award. The Compensation Committee also has exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan. The Compensation Committee may, however, authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Compensation Committee, or delegate to an officer the authority to make certain decisions under the Plan. However, the Compensation Committee may not delegate its authority with regard to selecting persons subject to Section 16 of the Securities Exchange Act of 1934 for participation in the Plan or granting awards to such persons.

Eligibility
      Awards under the Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. In addition, an award under the Plan may be granted to a person who is offered employment by the Company or a subsidiary or affiliate of the Company, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period. If otherwise eligible, an employee who has been granted an award under the Plan may be granted other awards. While there are currently approximately 220 employees who are likely to be considered for awards under the Plan based on current grant criteria, there are approximately 2,500 employees of the Company (and its subsidiaries and affiliates) who are eligible to receive awards under the Plan. Accordingly, it is not possible to estimate the number of additional employees who may become eligible to receive awards under the Plan from time to time.

Limitations on Awards Granted to Participants
      No participant in the Plan may be granted awards in any calendar year with respect to more than 300,000 shares. If any award (or portion of an award) is cancelled, the shares subject to the cancellation will count toward this limit.

Awards
      The Plan provides for awards to be made in the form of (a) incentive stock options, which are intended to qualify under Section 422 of the Code, (b) non-qualified stock options, which are not intended to qualify under Section 422 of the Code, (c) shares of restricted stock, (d) stock appreciation rights, (e) performance awards, and (f) other stock-based awards which relate to or serve a similar function to the awards described above. Awards may be made on a stand alone, combination or tandem basis. Additional information about some of the types of awards is set forth below.

Stock Options
      Types. Stock options may be granted under the Plan in the form of incentive stock options or non-qualified stock options. Notwithstanding their designation, a participant’s incentive stock options will be treated as non-qualified stock options to the extent that more than $100,000 in aggregate fair market value of shares underlying such incentive stock options becomes exercisable for the first time during any calendar year.
      Exercise Price. The per share exercise price for shares underlying stock options will be determined by the Compensation Committee, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant. As determined by the Compensation Committee pursuant to the Plan, the “fair market value” of a share of common stock is the mean of the highest and lowest reported sale prices of the stock, as reported by the American Stock Exchange, as of the close of business on the date immediately prior to the date of grant. In the event that the common stock is not listed on the

American Stock Exchange or another national securities exchange, or no sales were reported, the Compensation Committee will use alternative methods of determining fair market value as set forth in the Plan.
      Term of Option; Vesting. The term during which a stock option may be exercised will be determined by the Compensation Committee, provided that no stock option will be exercisable more than 10 years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the term of such stock option may not be more than five years. The Compensation Committee has full authority, subject to the terms of the Plan, to determine the vesting period or limitation or waiting period with respect to any stock option granted to a participant or the shares purchased upon exercise of such option. In addition, the Compensation Committee may, for any reason, accelerate the exercisability of any stock option.
      Method of Payment. The Compensation Committee will determine the acceptable form and method of payment for exercising a stock option, provided that the acceptable form and method of payment for exercising an incentive stock option will be determined at the time of grant. Subject to the Compensation Committee’s determination in each case, acceptable forms of payment may include, but are not limited to, (a) cash, (b) the delivery of other shares of the Company’s common stock already owned by the participant which have been held for a minimum period of six months (“mature shares”) and which have a fair market value on the date of exercise equal to the aggregate exercise price, or (c) any combination of the foregoing.
      Cash-Out Option. The Compensation Committee may offer to buy out a participant’s options by paying a participant cash in an amount equal to the excess of the fair market value of such shares over the difference between the exercise price of the shares subject to the option.
      No Rights as a Stockholder. Until a stock certificate is issued evidencing shares for which a stock option is exercised, a participant shall have no right to vote or receive dividends or any other rights as a stockholder with respect to the shares of common stock subject to such stock option, notwithstanding the exercise of such stock option.
      Termination of Employment. If a participant’s employment terminates by reason of a “disability” (as defined in the Plan), the vested portion of any stock option held by such person may generally be exercised for a period equal to the shorter of (a) twelve months from the date of termination or (b) the remaining term of the option.
      If a participant’s employment terminates by reason of death, the vested portion of any stock option held by such person may generally be exercised for a period equal to the shorter of (a) twelve months from the date of death or (b) the remaining term of the option. If a participant’s employment terminates by reason of disability or death, any incentive stock option which is exercised after the exercise period permitted by Section 422 of the Code will be treated as a non-qualified stock option.
      If a participant’s employment terminates by reason of “retirement” (as defined in the Plan), the vested portion of any non-qualified stock option held by such person may generally be exercised for a period equal to the shorter of (a) three years from the date of termination or (b) the remaining term of the non-qualified stock option. The vested portion of any incentive stock option held by such person may generally be exercised for a period equal to the shorter of (x) three months from the date of termination or (y) the remaining term of the incentive stock option.
      If a participant is terminated for “cause” (as defined in the Plan), any unexercised portion of any option held by such person terminates immediately and will no longer be exercisable.
      If a participant’s employment terminates for any reason other than disability, death, retirement or “cause,” the vested portion of any non-qualified stock option held by such person may generally be exercised for a period equal to the shorter of (a) one year from the date of termination or (b) the remaining term of the non-qualified stock option, and the vested portion of any incentive stock option held by such person may generally be exercised for a period equal to the shorter of (x) three months from the date of termination or (y) the remaining term of the incentive stock option.

Restricted Stock
      Awards of Restricted Stock. Shares of restricted stock may be issued either alone or in addition to other awards granted under the Plan or cash awards made outside of the plan. The Compensation Committee will determine the employees to whom it will award restricted stock and will advise the recipient, by means of an award agreement, of the terms, conditions and restrictions related to the offer, the number of shares to be awarded, the time or times within which the award may be subject to forfeiture and any other terms and conditions of the award. The provisions of restricted stock awards need not be the same with respect to each recipient.
      Restriction Period. During a restricted period set by the Compensation Committee, the recipient of restricted stock will not be permitted to sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. The Compensation Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions based on a period of service of the recipient, performance of the recipient or of the Company or such other factors as the Compensation Committee may determine.
      Rights as a Stockholder. Subject to any restrictions set forth in the award agreement, a recipient of restricted stock will possess all of the rights of a holder of common stock of the Company, including the right to vote and receive dividends. However, unless otherwise determined by the Compensation Committee or as otherwise provided in the Plan, cash dividends on the shares of common stock that are the subject of the award shall be automatically deferred and reinvested in additional restricted stock and dividends payable in common stock shall be paid in the form of restricted stock. The Compensation Committee may require that the certificates representing shares of restricted stock be held in custody by the Company until the restrictions have lapsed.
      Termination of Employment. Generally, upon termination of employment for any reason during the restricted period, the recipient will forfeit the right to the shares of restricted stock to the extent that the applicable restrictions have not lapsed at the time of such termination.

Deferral of Restricted Stock
      A participant may elect, at the Compensation Committee’s sole discretion and in accordance with the terms of the Plan, to defer ownership of shares of restricted stock until a future date (no later than termination of employment). If a participant makes such an election, then, subject to applicable law, the participant may be able to defer recognition of ordinary income until such shares are actually received or until termination of employment, whichever is later.

Other Awards
      Stock Appreciation Rights. The Compensation Committee may grant a right to receive the excess of the fair market value of shares of Common Stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Compensation Committee, be paid in cash or common stock or a combination of both. Stock appreciation rights may not be exercised earlier than six months from the date of their grant.
      Performance Awards. The Compensation Committee may grant a performance awards based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of the Company or its affiliates or subsidiary during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Compensation Committee’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Compensation Committee at the time the award is made. Unless otherwise provided in the in an award or by the Compensation Committee, performance awards terminate if the recipient does not remain an employee of the Company, or its affiliates or subsidiaries at all times during the applicable performance period.

      Other Stock-Based Awards. The Compensation Committee may, in its discretion, grant other stock-based awards which are related to or serve a similar function to the awards described above.

Other Provisions

Non-Transferability of Awards
      Unless otherwise provided by the Compensation Committee in the award agreement, stock options, shares of restricted stock and other awards granted under the Plan may not be sold, pledged, assigned or disposed of in any manner, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (collectively, “ERISA”). During a participant’s lifetime, options and other awards under the Plan may be exercised only by the participant, his or her guardian or legal representative, or an alternate payee pursuant to a qualified domestic relations order.

Term, Termination, Amendment and ERISA Status
      The Plan became effective as of October 5, 2004, and will remain in effect for a term of ten years, unless terminated earlier by the Board. The Plan provides that the Board may generally amend, alter, suspend or terminate the Plan and the Compensation Committee may prospectively or retroactively amend any or all of the terms of awards granted under the Plan, so long as any such amendment does not impair the rights of any recipient without the recipient’s consent. Stockholder approval is required for any material Plan amendment or any amendment necessary to comply with Section 422 of the Code or any other applicable laws or stock exchange requirements. The Plan is not subject to the provisions of ERISA.

Antidilution Provisions
      Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each outstanding award (and the purchase or exercise price thereof), and the number of shares of common stock which have been authorized for issuance under the Plan but as to which no awards have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an award) will be proportionately adjusted to prevent dilution or enlargement of rights in the event of any stock split, stock dividend, combination or reclassification of the common stock or other relevant capitalization change.

Prohibition on Loans to Participants
      The Company may not lend money to any participant under the Plan for the purpose of paying the exercise or base price associated with any award or for the purpose of paying any taxes associated with the exercise or vesting of an award.

New Plan Benefits Table
      Because awards under the Employees Plan are discretionary and not determined until granted by the Compensation Committee, no future awards are determinable at this time. The following chart sets forth the grants that were made under the Plan in 2004 and in 2005 through August 9, 2005, to each of the specified individuals or groups.

		Number of Units

Name and Position		Restricted Stock	Stock Options

Anthony J. Orlando	2004	49,656	200,000
President and Chief Executive Officer	2005	48,000	—
(October 5, 2004 — Present)
Jeffery R. Horowitz	2004	—	—
President and Chief Executive Officer	2005	—	—
(April 27, 2004 — October 5, 2004)

		Number of Units

Name and Position		Restricted Stock	Stock Options

Samuel Zell	2004	—	—
President and Chief Executive Officer	2005	—	—
(July 24, 2002 — April 27, 2004)
Craig D. Abolt	2004	20,690	85,000
Senior Vice President and Chief Financial Officer	2005	22,000	—
Timothy J. Simpson	2004	17,242	75,000
Senior Vice President, General Counsel and Secretary	2005	19,200	—
All current executive officers as a group	2004	87,588	360,000
	2005	95,200	—
All current directors who are not executive officers as a group	2004	—	—
	2005	—	—
All employees, including all current officers who are not executive officers, as a group	2004	553,422	660,000
	2005	308,800	—
Equity Compensation Plans
      The following table sets forth information as of December 31, 2004, regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 1995 Stock and Incentive Plan, the Employees Plan and the Company’s Equity Award Plan for Directors (the “Directors Plan”), and the number of securities then remaining for future issuance under the Employees and Directors Plans. Upon adoption of the Employees and Directors Plans in October 2004, the Company terminated any future issuances under the 1995 Stock Incentive Plan. The Company does not have any equity compensation plans that have not been approved by its security holders.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to Be Issued	Weighted Average	Under Equity
	upon Exercise	Exercise Price	Compensation Plans
	of Outstanding Options,	of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column A)

	(A)	(B)	(C)
Equity Compensation Plans Approved By Security Holders	1,933,460	$6.38	2,862,217	(1)
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A

Total	1,933,460	$6.38	2,862,217

(1)	Of the 2,862,217 shares then available for future issuance, 1,462,217 were then reserved for issuance under the Company’s equity compensation plans.
Tax Matters

Certain Federal Income Tax Consequences
      The following is a brief summary of the principal federal income tax consequences of the grant and exercise of stock options awarded under the Plan and the subsequent disposition of shares acquired upon such exercise. Also discussed are the tax consequences of the receipt of restricted stock and certain other awards under the Plan. This summary is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations adopted and proposed thereunder and existing administrative rulings and pronouncements of the Internal Revenue Service (all of which are subject to change, possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws. Furthermore, the general rules discussed below may vary, depending upon the personal circumstances of the individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction.
      Taxation of Non-Qualified Stock Options. In general, a participant will not recognize any income and the Company will not be entitled to a deduction upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, however, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received upon the exercise of such option (“NQO Stock”) on the date of exercise over the exercise price (i.e., the “spread”) and the Company will be entitled to a deduction in an equal amount, which may be limited by Section 162(m) of the Code.
      Upon subsequent sales of NQO Stock, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose generally will be the sum of the exercise price and the amount of ordinary income recognized by the participant as a result of exercise.
      Taxation of Incentive Stock Options. A participant will not recognize any income and the Company will not be entitled to a deduction upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will generally have no taxable income (except that the alternative minimum tax may apply) and the Company will not be entitled to any deduction. Upon the subsequent sale of stock acquired by the exercise of an incentive stock option, the participant will recognize a gain or loss equal to the difference between the sale price and the exercise price of the shares sold. If the sale occurs after the expiration of two years from the date of grant and one year from the date of exercise (the “Required Holding Periods”), the income recognized will constitute capital gain, assuming that such shares constitute capital assets in the participant’s hands. If the sale occurs prior to that time (any such sale, a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the difference between the fair market value of the acquired shares at the time of exercise and the exercise price (or, if less, the gain realized upon the sale). The balance of the gain recognized, if any, will constitute capital gain, assuming that such shares constitute capital assets in the participant’s hands. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by Section 162(m) of the Code.
      Payment of the Exercise Price in Shares. Except in the case of a disqualifying disposition of ISO Stock (as defined below), if a stock option is exercised and payment of the exercise price is made using previously acquired mature shares, a participant generally will not recognize gain or loss with respect to such previously acquired mature shares, and the participant’s basis in the newly acquired shares received in exchange for an equal number of previously acquired mature shares will generally be the same as his or her basis in the previously acquired mature shares. Furthermore, the participant’s basis in any additional newly acquired shares generally will be the amount of any additional cash paid by the participant increased by the amount of ordinary income recognized by the participant for federal income tax purposes upon the exercise of the option.
      Payment of the exercise price of a non-qualified stock option with shares of common stock previously acquired by the exercise of an incentive stock option (“ISO Stock”) will not constitute a “disqualifying disposition” of such ISO Stock. If, however, shares of NQO Stock received in exchange for such ISO Stock are not held for the balance of the Required Holding Periods relating to the ISO Stock exchanged, there will be a disqualifying disposition for federal income tax purposes. Furthermore, payment of the exercise price of an incentive stock option using shares of previously acquired ISO Stock will constitute a disqualifying disposition of such previously acquired ISO Stock if the Required Holding Periods relating to such previously acquired ISO Stock have not been met prior to such exercise. A disqualifying disposition will result in the recognition by the participant of ordinary income equal to the excess of the fair market value of the ISO Stock at the time such shares of ISO Stock were originally acquired over the exercise price of such incentive stock options (but not in excess of the participant’s gain). In general, any gain in excess of this amount should be capital gain.

      Taxation of Restricted Stock/ Performance Awards. In general, except in the case of a Section 83(b) election (as discussed below), a participant will not incur any tax upon the grant of shares of stock or performance awards which are subject to a substantial risk of forfeiture (“Restricted Property”). However, when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Restricted Property at such time less the amount, if any, paid for such Restricted Property, unless the participant makes a Section 83(b) election, as described below. If a participant makes a Section 83(b) election within thirty days of the grant of Restricted Property, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Restricted Property on the grant date and the amount, if any, paid for such Restricted Property. If the participant makes such an election, he or she will not recognize any further income as the restrictions lapse.
      If a participant holds the Restricted Property as a capital asset after the earlier of either (1) the vesting of such Restricted Property or (2) the making of a timely Section 83(b) election with respect to such Restricted Property, any subsequent gain or loss will be taxable as long-term or short-term capital gain or loss, depending upon the holding period. For this purpose, the basis in the Restricted Property will be equal to the sum of the amount (if any) paid for the Restricted Property and the amount included in ordinary income as a result of the vesting event or Section 83(b) election, as applicable.
      A participant who elects, at the Committee’s sole discretion and in accordance with the requirements of the Plan, to defer ownership of shares of restricted stock will generally not be subject to tax until such time as the shares are actually received or otherwise made available (no later than termination of employment or service). Such election must be made before the beginning of the calendar year during which such shares would otherwise be issued (or within 30 days after the participant first becomes eligible or the Plan is first effective) or such earlier time as may be required under applicable law. The amount of such taxable income will be the fair market value of the shares at the time when such shares are actually received or otherwise made available. Any subsequent gain or loss would be taxable as long-term or short-term capital gain or loss, depending upon the holding period, assuming such shares are held as a capital asset.
      In each of the foregoing situations regarding Restricted Property, at the time a participant recognizes ordinary income the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by Section 162(m) of the Code.
      Taxation of Stock Appreciation Rights. In general, a participant will not recognize taxable income at the time that a stock appreciation right is granted. Upon the exercise of a stock appreciation right, the holder generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any property received. Upon the exercise of a stock appreciation right, the Company will generally be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, which deduction may be limited by Section 162(m) of the Code.
      Taxation of Other Stock Based Awards. Other awards may be granted under the Employees Plan. Since the amount, character and timing of income recognized in connection with such awards will vary depending upon the specific terms and conditions of such awards, no information regarding the tax consequences of the receipt of such awards may be provided at this time.

Tax Withholding
      The obligations of the Company under the Plan are conditioned upon proper arrangements being in place with participants in the Plan for the payment of withholding tax obligations. Unless otherwise determined by the Compensation Committee, withholding tax obligations may be settled with shares of common stock, including shares that are part of the award that gives rise to the withholding obligation.
      The Board recommends that you vote “FOR” the approval of the Amendment. Proxies solicited by the Board will be voted “FOR” the approval of the Amendment unless instructions to the contrary are given.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has appointed Ernst & Young LLP, a registered independent accounting firm, as the Company’s independent auditors to audit its consolidated financial statements for the year ending December 31, 2005, subject to ratification of the appointment by the Company’s stockholders. During the 2004 fiscal year, Ernst & Young LLP served as the Company’s independent auditors and also provided certain tax and audit-related services. The Company has been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in the Company.
      Although the Company is not required to seek stockholder approval of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
      The Audit Committee recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the company’s independent auditors. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following tables set forth information, as of August 9, 2005, concerning:

•	beneficial ownership of the Company’s common stock by (i) SZ Investments, LLC (“SZ Investments”) together with EGI-Fund (05-07) Investors, L.L.C. (“Fund 05-07”) and EGI, (ii) Third Avenue and (iii) D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”), which are the only beneficial owners of 5% or more of the Company’s common stock;

•	beneficial ownership of the Company’s common stock by (i) all of the Company’s current directors and nominees for election as directors, (ii) those executive officers named in the Summary Compensation Table included in this proxy statement and (iii) all of the current directors and executive officers of the Company together as a group.
      The number of shares beneficially owned by each entity, person, current director, director nominee or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Danielson Holding Corporation, 40 Lane Road, Fairfield, New Jersey, 07004.
Common Stock Ownership of Certain Beneficial Owners

	Number of Shares		Approximate
Name and Address of Beneficial Owner	Beneficially Owned(1)		Percent of Class

SZ Investments LLC(2)	23,176,282		16.4%
Two North Riverside Plaza
Chicago, Illinois 60606
Third Avenue Management LLC(3) 10017	8,816,889	(4)	6.2%
622 Third Avenue, 32nd floor
New York, New York
D. E. Shaw Laminar Portfolios, L.L.C.(5)10036	26,494,125		18.8%
120 West Forty Fifth Street, Floor 39, Tower 45
New York, New York

(1)	In accordance with provisions of the Company’s certificate of incorporation, all certificates representing shares of common stock beneficially owned by holders of five percent or more of the common stock are owned of record by the Company, as escrow agent, and are physically held by the Company in that capacity.

(2)	This includes the shares owned as follows: (i) 19,500,900 shares that SZ Investments beneficially owns with shared voting and dispositive power; (ii) 3,430,448 shares that Fund 05-07 beneficially owns with shared voting and dispositive power, and (iii) 244,934 shares that EGI beneficially owns with shared voting and dispositive power.

SZ Investments is the managing member of Fund 05-07. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust Company, L.L.C. (“Chai Trust”). Chai Trust has shared voting and dispositive power as to all such shares beneficially owned by SZ Investments, Fund 05-07 and EGI. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

Each of Messrs. Zell and Pate is an executive officer of EGI, Fund 05-07 and SZ Investments. One of the executive officers of SZ Investments, Fund 05-07 and EGI is also the President of Chai Trust. Samuel Zell is a director nominee and was a director of the Company from January 1999 and Chairman of the Board of the Company from July 2002 until October 2004, when he did not stand for re-election. Mr. Zell was also the Company’s President and Chief Executive Officer from July, 2002 until his resignation as of April 27, 2004. William C. Pate is the current Chairman of the Board of Directors of the Company and has been a director since 1999. The addresses of each of Fund 05-07 and EGI are as set forth in the table above for SZ Investments.

(3)	Third Avenue, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, as amended, invests funds on a discretionary basis on behalf of investment companies registered under the Investment Company Act of 1940, as amended, and on behalf of individually managed separate accounts. David M. Barse has served as a director of Danielson since 1996 and was Danielson’s President and Chief Operating Officer from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President, and since June 2003, Chief Executive Officer of Third Avenue. Mr. Barse is also the Chief Executive Officer of Third Avenue.

(4)	The shares beneficially owned by Third Avenue are held by Third Avenue Value Fund Series of the Third Avenue Trust. These shares do not include the following shares held by each of Martin Whitman and Mr. Barse: (i) 2,437,954 shares beneficially owned by Mr. Whitman (including 323,517 shares owned by Mr. Whitman’s wife and 619,130 shares beneficially owned by a private investment company of which Mr. Whitman is the principal shareholder), and (ii) 621,502 shares beneficially owned by Mr. Barse (including shares underlying currently exercisable options to purchase an aggregate of 138,425 shares of common stock at exercise prices ranging from $5.31 to $7.06).

(5)	Laminar shares voting and dispositive power with D. E. Shaw & Co., L.P. (“Shaw LP”), D. E. Shaw & Co., L.L.C. (“Shaw LLC”) and David Shaw. Each of Shaw LP, Shaw LLC and Mr. Shaw disclaims beneficially ownership of such 26,494,125 shares beneficially owned by Laminar.

This does not include the number of shares of common stock which Laminar will have the right to purchase in the Company’s offering of (i) up to 3.0 million shares of its common stock at a purchase price of $1.53 per share which the Company is required to conduct in order to satisfy its obligations as the sponsor of the plan of reorganization of Covanta and (ii) up to 2.7 million shares at $6.00 per share pursuant to a letter agreement entered into with Laminar in connection with the Company’s agreement to acquire Ref-Fuel (the “9.25% Offering”). The 9.25% Offering will be made solely to holders of the $100 million of principal amount of 9.25% Debentures due 2002 issued by Covanta that voted in favor of Covanta’s second reorganization plan on January 12, 2004. On January 12, 2004, holders of approximately $84.5 million in principal amount of 9.25% Debentures voted in favor of the plan of reorganization and are eligible to participate in the rights offering, however, some creditors who did not oppose the plan of reorganization have filed an action in bankruptcy court seeking the right to participate in the 9.25% Offering. As of January 12, 2004, Laminar held approximately $10.4 million of the 9.25% Debentures.

The Company has filed a registration statement with the SEC with respect to the 9.25% Offering (which has not yet become effective) and intends to file an amendment to incorporate the revised offering structure described above, and the statements contained herein shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock. Any such offer or solicitation will be made in compliance with all applicable securities laws.
Equity Ownership of Management

	Number of Shares		Approximate
Name	Beneficially Owned(1)		Percent of Class

Craig D. Abolt	90,615	(2)	*
David M. Barse	9,438,391	(3)	6.7%
Ronald J. Broglio	14,834	(4)	*
Peter C.B. Bynoe	28,184		*
Richard L. Huber	176,349	(5)	*
Anthony J. Orlando	211,258	(2)	*

	Number of Shares		Approximate
Name	Beneficially Owned(1)		Percent of Class

William C. Pate	358,561	(6)	*
Robert Silberman	23,485		*
Timothy J. Simpson	72,472	(2)	*
Jean Smith	39,869		*
Joseph P. Sullivan	134,733	(7)	*
Clayton Yeutter	111,182	(8)	*
Samuel Zell	23,201,698	(9)	16.4%
Two North Riverside Plaza
Chicago, Illinois 60606
Jeffrey Horowitz	—		*
Two North Riverside Plaza
Chicago, Illinois 60606
All Officers and Directors as a group (13 persons)	10,705,933	(10)	7.6%

*	Percentage of shares beneficially owned does not exceed one percent of the outstanding common stock.

(1)	In accordance with provisions of the Company’s certificate of incorporation, all certificates representing shares of common stock beneficially owned by holders of five percent or more of the common stock are owned of record by the Company, as escrow agent, and are physically held by the Company in that capacity.

(2)	Includes restricted stock awarded pursuant to the terms and conditions of the employment agreements as described under Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Messrs. Orlando, Abolt and Simpson received 49,656, 20,690 and 17,242 shares of restricted stock of Danielson, respectively, under such employment agreements. The restricted stock vests, subject to forfeiture and meeting certain performance-based metrics of Covanta as approved by the Board, under their respective employment agreements in equal installments over three years, with the first 1/3 having vested on February 28, 2005. Also includes restricted stock awarded to Messrs. Orlando, Abolt and Simpson pursuant to the Employees Plan on July 7, 2005, in the amounts of 48,000, 22,000 and 19,200 shares of restricted stock of Danielson, respectively. Also includes shares underlying currently exercisable options held by Messrs. Orlando, Abolt and Simpson to purchase 53,209, 14,875 and 13,105,shares of common stock respectively, at an exercise price of $7.43.

(3)	Includes 8,816,889 shares beneficially owned by Third Avenue, which is affiliated with Mr. Barse. Mr. Barse disclaims beneficial ownership of these shares. Also includes shares underlying currently exercisable options to purchase 50,000 shares of common stock at an exercise price of $5.69, shares underlying currently exercisable options to purchase 50,000 shares of common stock at an exercise price of $7.06 and shares underlying currently exercisable options to purchase 38,425 shares of common stock at an exercise price of $5.31.

(4)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43.

(5)	Includes shares underlying currently exercisable options to purchase 26,667 shares of common stock at an exercise price of $4.26.

(6)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43.

(7)	Includes shares underlying currently exercisable options to purchase 60,000 shares of common stock at an exercise price of $5.78, shares underlying currently exercisable options to purchase 26,667 shares of common stock at an exercise price of $4.26, and shares underlying currently exercisable options to purchase 16,334 shares of common stock at an exercise price of $7.43.

(8)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $4.26.

(9)	Mr. Zell disclaims beneficial ownership as to (i) 19,500,900 shares beneficially owned by SZ Investments; (ii) 3,430,448 shares beneficially owned by Fund 05-07; and (iii) 244,934 shares beneficially owned by EGI. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also, Mr. Zell disclaims beneficial ownership as to 25,416 shares beneficially owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse, as to which shares Mr. Zell disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(10)	Includes shares underlying currently exercisable options to purchase 386,284 shares of common stock that our directors and executive officers have the right to acquire within 60 days of the date of this table.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by Federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based upon a review of filings with the SEC and/or written representations from certain reporting persons, the Company believes that all of its directors, executive officers and other Section 16 reporting persons complied during fiscal 2004 with the reporting requirements of Section 16(a), except as follows: Robert Silberman filed a late Form 4 for his acquisition on December 8, 2004 of 1,250 shares of Danielson’s common stock and the option to buy 11,111 shares of Danielson’s common stock; Peter Bynoe filed late a Form 3 for his election on July 19, 2004 as a director of Danielson; Jean Smith filed a late Form 4 for her acquisition on August 30, 2004 of 1,000 shares of Danielson’s common stock; and Richard Huber filed a late Form 4 for his exercise on May 13, 2004 of his option to purchase 13,333 shares of Danielson’s common stock.

EXECUTIVE COMPENSATION
      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company, or its subsidiary companies or their predecessors for 2002 through 2004 of those persons who served as (i) all individuals serving as the Chief Executive Officer of the Company during 2004 and (ii) the two most highly compensated executive officers, other than the Chief Executive Officer, employed by the Company as of December 31, 2004, whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):
Summary Compensation Table

					Long-Term
					Compensation Awards

					Awards
		Annual
		Compensation			Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(6)	Compensation	Awards(7)	Options	Compensation(8)

Anthony J. Orlando	2004	$380,769	$393,750	$0	$360,000	$0	$79,837
President and Chief Executive Officer (October 5, 2004– Present)(1)(2)
Jeffery R. Horowitz	2004	$245,708	$372,720	$0	$0	$0	$1,467,409
President and Chief Executive Officer (April 27, 2004– October 5, 2004)(3)
Samuel Zell	2004	$65,000	$0	$0	$0	$0	$0
President and Chief	2003	$200,000	$0	$0	$0	$0	$0
Executive Officer	2002	$87,949	$0	$0	$0	$0	$0
(July 24, 2002– April 27, 2004)(3)
Craig D. Abolt	2004	$206,250	$75,000	$0	$150,000	$0	$199,633
Senior Vice President and Chief Financial Officer(1)(4)
Timothy J. Simpson	2004	$240,180	$150,000	$0	$125,000	$0	$38,058
Senior Vice President, General Counsel and Secretary(1)(5)

(1)	The compensation included in the table above for Messrs. Orlando, Abolt and Simpson includes compensation for their services to both the Company and Covanta as they are compensated for their services as an officer of both the Company and Covanta under the employment agreements they each entered into on October 5, 2004 with both the Company and Covanta. Under the employment agreements entered into and dated October 5, 2005, Messrs. Orlando, Abolt and Simpson initial base annual salaries are $400,000, $325,000 and $240,180, respectively. Mr. Orlando’s prior employment agreement with Covanta entitled him to a base annual salary of $375,000, which contract was rejected by Covanta in March 2004 pursuant to Covanta’s emergence from Chapter 11. Messrs. Abolt and Simpson did not have prior employment agreements with Covanta.

(2)	$290,000 of Mr. Orlando’s salary was paid by Covanta prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta.

(3)	Mr. Horowitz served as Interim President and Chief Executive Officer of the Company from April 2004 until October 5, 2004. Mr. Zell served as President and Chief Executive Officer of the Company from July 2002 until March 2004.

(4)	$132,500 of Mr. Abolt’s salary was paid by Covanta prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta.

(5)	$185,678 of Mr. Simpson’s salary was paid by Covanta prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta.

(6)	The amounts shown represent the full amount of the annual bonuses attributable to each year, which were generally paid in the first fiscal quarter of the following year.

(7)	Reflects the value of the restricted stock awarded pursuant to the terms and conditions of the employment agreements described below under “Employment Arrangements” on the date of grant.

Messrs. Orlando, Abolt and Simpson received 49,656, 20,690 and 17,242 shares of restricted common stock of the Company, respectively, under such employment agreements. The restricted stock vests, subject to forfeiture and meeting certain performance-based metrics of Covanta as approved by the Board of Directors, under their respective employment agreements in equal installments over three years, with the first 1/3 having vested on February 28, 2005.

(8)	Includes for the fiscal year ending December 31, 2004: (i) contributions in the amount of $8,200 credited to the account balances of each of Messrs. Orlando, Horowitz and Simpson under the Company’s 401(k) Savings Plan; (ii) a cash payment to Messrs. Orlando, Horowitz and Simpson in the amount of $16,971, $14,117 and $6,858, respectively, representing the excess of the contribution that could have been made to each such individual’s Covanta 401(k) Savings Plan account pursuant to the formula applicable to all employees over the maximum contribution to such plan permitted by the Internal Revenue Code of 1976, as amended; (iii) a cash payment to Messrs. Orlando, Horowitz and Simpson in the amount of $54,667, $58,116 and $23,000, respectively, representing retention bonuses paid by Covanta during 2004; (iv) payments and reimbursements for relocation expenses of Mr. Abolt; and (v) special pay of $66,923, severance of $1,317,746, and sellback of current vacation of $2,307 paid to Mr. Horowitz.

Option/SAR Grants in Last Fiscal Year
      The stock options granted to the Company’s Named Executive Officers in 2004 were as follows:

					Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options/SARs	Employees in	Price per	Expiration
Name	Granted	2004	Share	Date	5%	10%

Anthony J. Orlando	200,000	19.6%	$7.43	10/05/2014	$934,537	$2,368,301
Jeffrey Horowitz	—	—	—	—	—	—
Samuel Zell	—	—	—	—	—	—
Craig D. Abolt	85,000	8.3%	$7.43	10/05/2014	$397,178	$1,006,528
Timothy J. Simpson	75,000	7.4%	$7.43	10/05/2014	$350,452	$888,113
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of such options at the end of fiscal 2004:

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options at
	Shares Acquired	Value	at Fiscal Year End	Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Anthony J. Orlando	—	$0	0/200,000	$0/$204,000
Jeffrey Horowitz	—	—	—	—
Samuel Zell	—	—		—
Craig D. Abolt	—	$0	0/85,000	$0/$86,700
Timothy J. Simpson	—	$0	0/75,000	$0/$76,500
Employment Arrangements
      Anthony J. Orlando was named the Company’s President and Chief Executive Officer effective October 5, 2004. Other than the employment agreement and compensation matters described below, Mr. Orlando has not engaged in any reportable transactions with the Company or any of its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Orlando does not have any family relationship with any other executive officer or director of the Company.
      Mr. Orlando continues to serve as the President and Chief Executive Officer of Covanta, a position he has held since November 2003.

      The Company and Covanta entered into a five-year employment agreement with Mr. Orlando, commencing October 5, 2004. Pursuant to his employment agreement, Mr. Orlando is entitled to an initial base salary of $400,000 per year and an annual target bonus of 80% of his base salary, depending upon Covanta’s achievement of certain financial targets and other criteria approved by the Board of Directors of the Company. Mr. Orlando also received a grant of 49,656 shares of restricted stock, valued at $360,000 at the date of grant, and options to purchase 200,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments commencing February 28, 2005, so long as Mr. Orlando is employed by the Company, and 50% vesting in accordance with Covanta’s achievement of certain operating cash flow or other performance-based metrics of Covanta as approved by the Board of Directors, commencing February 28, 2005. The options vest over three years in equal installments, commencing February 28, 2006, and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Orlando’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Orlando is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (i) 36 months if such termination occurs in the first three years of his employment contract, or (ii) 24 months if such termination occurs in the last two years of his employment contract. Upon termination other than for “cause,” Mr. Orlando shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta.
      Craig D. Abolt was named as the Senior Vice President and Chief Financial Officer of the Company effective October 5, 2004. Other than the employment agreement and compensation matters described below, Mr. Abolt has not engaged in any reportable transactions with the Company or any of its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Abolt does not have any family relationship with any other executive officer or director of the Company.
      Mr. Abolt continues to serve as the Senior Vice President and Chief Financial Officer of Covanta, a position he has held since June 2004.
      The Company and Covanta entered into a five-year employment agreement with Mr. Abolt, commencing October 5, 2004. Pursuant to his employment agreement, Mr. Abolt is entitled to an initial base salary of $325,000 per year and an annual target bonus of 55% of his base salary, depending upon Covanta’s achievement of certain financial targets and other criteria approved by the Board of Directors of the Company. Mr. Abolt also received a grant of 20,690 shares of restricted stock, valued at $150,000 at the date of grant, and options to purchase 85,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments commencing February 28, 2005, so long as Mr. Abolt is employed by the Company, and 50% vesting in accordance with Covanta’s achievement of certain operating cash flow or other performance-based metrics of Covanta as approved by the Board of Directors, commencing February 28, 2005. The options vest over three years in equal installments, commencing February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Abolt’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Abolt is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (i) 24 months if such termination occurs in the first two years of his employment contract, or (ii) 18 months if such termination occurs in the last three years of his employment contract. Upon termination other than for “cause,” Mr. Abolt shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta.

      Timothy J. Simpson has been named as the Company’s Senior Vice President, General Counsel and Secretary. Other than the employment agreement and compensation matters described below, Mr. Simpson has not engaged in any reportable transactions with the Company or any of its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Simpson does not have any family relationship with any other executive officer or director of the Company.
      Mr. Simpson continues to serve as the Senior Vice President, General Counsel and Secretary of Covanta, a position he has held since March 2003.
      The Company and Covanta entered into a five-year employment agreement with Mr. Simpson, commencing October 5, 2004. Pursuant to his employment agreement, Mr. Simpson is entitled to an initial base salary of $240,180 per year and an annual target bonus of 45% of his base salary, depending upon Covanta’s achievement of certain financial targets and other criteria approved by the Board of Directors of the Company. Mr. Simpson also received a grant of 17,242 shares of restricted stock, valued at $125,000 at the date of grant, and options to purchase 75,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in equal annual installments commencing February 28, 2005, so long as Mr. Simpson is employed by the Company, and 50% vesting in accordance with Covanta’s achievement of certain operating cash flow or other performance-based metrics of Covanta as approved by the Board of Directors, commencing February 28, 2005. The options vest over three years in equal installments, commencing on February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Simpson’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Simpson is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (i) 24 months if such termination occurs in the first two years of his employment contract, or (ii) 18 months if such termination occurs in the last three years of his employment contract. Upon termination other than for “cause,” Mr. Simpson shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Employment Arrangements
      See the descriptions of the Company’s employment agreements with Anthony J. Orlando, Craig D. Abolt and Timothy J. Simpson contained in “Employment Arrangements” above.
Related Party Agreements
      SZ Investments, a company affiliated with Samuel Zell (a director nominee and the former Chief Executive Officer and Chairman of the Company’s Board of Directors) and William Pate (the Company’s current Chairman of the Board of Directors) was a holder through its affiliate, HY I Investments, L.L.C. (“HYI”), of approximately 42% of the senior notes and payment-in-kind notes of ACL, a former unconsolidated subsidiary of the Company. In addition, the Company agreed to provide SZ Investments unlimited demand registration rights with respect to the ACL notes held by HYI. ACL’s plan of reorganization was confirmed (without material conditions) on December 30, 2004 and it emerged from Chapter 11 bankruptcy proceedings January 2005. Pursuant to the terms of ACL’s plan of reorganization the notes held by HYI were converted into equity of ACL.
      Following ACL’s emergence from bankruptcy, the Company sold its entire 50% interest in Vessel Leasing to ACL on January 13, 2005 for $2,500,000. The price and other terms and conditions of the sale were negotiated on an arm’s length-basis for the Company by a special committee of its Board of Directors.

      The Company entered into a corporate services agreement dated as of September 2, 2003, pursuant to which EGI agreed to provide certain administrative services to the Company, including, among others, shareholder relations, insurance procurement and management, payroll services, cash management, tax and treasury functions, technology services, listing exchange compliance and financial and corporate record keeping. Samuel Zell, a director nominee and former Chief Executive Officer and Chairman of the Company’s Board, is also the Chairman of EGI, and William Pate, the current Chairman of the Company’s Board, is also an executive officer of EGI. The Company paid to EGI $20,000 per month plus specified out-of-pocket fees and expenses incurred by EGI under this corporate services agreement. The Company and EGI terminated this agreement with the integration of Covanta’s operations with the Company’s as of November 2004.
      As part of the investment and purchase agreement dated as of December 2, 2003, pursuant to which the Company agreed to acquire Covanta, the Company arranged for a new replacement letter of credit facility for Covanta, secured by a second priority lien on Covanta’s available domestic assets, consisting of commitments for the issuance of standby letters of credit in the aggregate amount of $118 million. This financing was provided by SZ Investments, Third Avenue Trust and Laminar, a significant creditor of Covanta. Each of SZ Investments, Third Avenue Trust and Laminar (the “Bridge Lenders”) or an affiliate own over five percent of the Company’s common stock. Samuel Zell, a director nominee and former Chief Executive Officer and Chairman of the Board of the Company, and William Pate, the current Chairman of the Board of the Company, are affiliated with SZ Investments. David Barse, a director of the Company, is affiliated with Third Avenue Trust. The second lien credit facility had a term of five years. The letter of credit component of the second lien credit facility required cash collateral to be posted for issued letters of credit in the event Covanta has cash in excess of specified amounts. Covanta also paid an upfront fee of $2.36 million upon entering into the second lien credit agreement, and (1) a commitment fee equal to 0.5% per annum of the daily calculation of available credit, (2) an annual agency fee of $30,000, and (3) with respect to each issued letter of credit an amount equal to 6.5% per annum of the daily amount available to be drawn under such letter of credit. Amounts paid with respect to drawn letters of credit bore interest at the rate of 4.5% over the base rate on issued letters of credit, increasing to 6.5% over the base rate in specified default situations. Subsequent to the signing of the investment and purchase agreement, each of the Bridge Lenders assigned approximately 30% of their participation in the second lien letter of credit facility to Goldman Sachs Credit Partners, L.P. and Laminar assigned the remainder of its participation in the second lien letter of credit facility to TRS Elara, LLC. This debt was refinanced and paid off in connection with the Ref-Fuel acquisition in July 2005.
      The Company obtained the financing for its acquisition of Covanta pursuant to a note purchase agreement dated December 2, 2003, from the Bridge Lenders. Pursuant to the note purchase agreement, the Bridge Lenders provided the Company with $40 million of bridge financing in exchange for notes issued by the Company. The Company repaid the notes with the proceeds from a rights offering of common stock of the Company which was completed in June 2004 and by conversion of a portion of the note held by Laminar into 8.75 million shares of common stock of the Company pursuant to the note purchase agreement. In consideration for the $40 million of bridge financing and the arrangement by the Bridge Lenders of the $118 million second lien credit facility and the arrangement by Laminar of a $10 million international revolving credit facility secured by Covanta’s international assets, the Company issued to the Bridge Lenders an aggregate of 5,120,853 shares of common stock.
      Pursuant to registration rights agreements the Company filed a registration statement with the SEC to register the shares of common stock issued to the Bridge Lenders under the note purchase agreement. The registration statement was declared effective on August 24, 2004.
      As part of the Company’s negotiations with Laminar and their becoming a 5% stockholder, pursuant to a letter agreement dated December 2, 2003, Laminar agreed to transfer restrictions on the shares of common stock that Laminar acquired pursuant to the note purchase agreement. Further, in accordance with the transfer restrictions contained in Article Fifth of the Certificate of Incorporation restricting the resale of the Company’s common stock by 5% stockholders, the Company has agreed with Laminar to provide it with limited rights to resell the common stock that it holds.

      Also in connection with the financing for the acquisition of Covanta, the Company agreed to pay up to $0.9 million in the aggregate to the Bridge Lenders as reimbursement for expenses incurred by them in connection with the note purchase agreement.
      The note purchase agreement and other transactions involving SZ Investments, Third Avenue Trust and Laminar were negotiated, reviewed and approved by a special committee of the Company’s Board of Directors composed solely of disinterested directors and advised by independent legal and financial advisors.
      In June 2005, the Company consummated the acquisition of 100% of the issued and outstanding capital stock of Ref-Fuel for $740 million in cash and the assumption of the consolidated net debt of Ref-Fuel, which as of June 30, 2005, was $1.3 billion ($1.5 billion of consolidated indebtedness and $0.2 billion of cash and restricted cash). Ref-Fuel, an owner and operator of waste-to-energy facilities in the northeast United States, is now a wholly-owned subsidiary of Covanta.
      The Company financed its purchase of Ref-Fuel through a combination of debt and equity financing. The equity component of the financing consisted of the approximately $400 million Ref-Fuel Rights Offering. In the Ref-Fuel Rights Offering, the Company’s existing stockholders were issued rights to purchase the Company’s stock on a pro rata basis, with each holder entitled to purchase 0.9 shares of the Company’s common stock for each share of the Company’s common stock then held.
      Four of the largest stockholders of the Company, SZ Investments, Fund 05-07, Third Avenue and Laminar, representing ownership of approximately 41% of the Company’s outstanding common stock, each separately committed to participate in the Ref-Fuel Rights Offering and acquire at least their respective pro rata portion of the shares. As consideration for their commitments, the Company paid each of these stockholders an amount in cash equal to 1.75% of their respective equity commitments. The Company agreed to amend an existing registration rights agreement to provide these stockholders with the right to demand that the Company undertake an underwritten offering within twelve months of the closing of the acquisition of Ref-Fuel in order to provide such stockholders with liquidity.
      The Company expects to complete its previously announced 9.25% Offering for up to 3.0 million shares of its common stock to certain holders of 9.25% debentures issued by Covanta at a purchase price of $1.53 per share which the Company is required to conduct in order to satisfy its obligations as the sponsor of the plan of reorganization of Covanta. This 9.25% Offering will be made solely to holders of the $100 million of principal amount of 9.25% Debentures due 2002 issued by Covanta that voted in favor of Covanta’s second reorganization plan on January 12, 2004. On January 12, 2004, holders of approximately $84.5 million in principal amount of 9.25% Debentures voted in favor of the plan of reorganization and are eligible to participate in the 9.25% Offering. However, some creditors who did not oppose the plan of reorganization have filed an action in bankruptcy court seeking the right to participate in the 9.25% Offering. As of January 12, 2004, Laminar held approximately $10.4 million of the 9.25% Debentures.
      The Company has executed a letter agreement with Laminar pursuant to which the Company agreed that since the 9.25% Offering had not closed prior to the record date for the Ref-Fuel Rights Offering, the Company will revise the 9.25% Offering so that the holders that participate in the 9.25% Offering are offered the right to purchase 0.9 additional shares of the Company’s common stock at $6.00 per share for each share purchased at $1.53 per share.
      The Company has filed a registration statement with respect to the 9.25% Offering and intends to file an amendment to incorporate the revised offering structure described above. The statements contained herein shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock. Any such offer or solicitation will be made in compliance with all applicable securities laws.
      Clayton Yeutter, a director of the Company, is of counsel to the law firm of Hogan & Hartson LLP. Hogan & Hartson provided Covanta with certain legal services during 2004 as it has for many years prior thereto. This relationship preceded the Company’s acquisition of Covanta and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement or the provision of such legal services and does not directly or indirectly benefit from fees for those services. The Board has determined that such relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board during 2004 was comprised of four independent directors under applicable American Stock Exchange listing standards. The Compensation Committee provided the following report on executive compensation during 2004 as required by applicable securities regulations and the Compensation Committee’s charter:
Executive Compensation Generally
      The Compensation Committee’s overriding goal continues to be to structure compensation in a way that will attract and retain highly qualified executives who will conduct the business of the Company in a manner that will maximize stockholder value. To advance this goal, the Compensation Committee has attempted to align executive compensation with the Company’s performance, while recognizing that the Company’s performance is largely dependent upon the performance of Covanta, its largest subsidiary, which emerged from bankruptcy in March 2004. Accordingly, while a significant component of the executive officers’ compensation is performance-based, and while it is the Compensation Committee’s intention to continue to move toward more performance-based compensation, certain elements of the executive officers’ compensation for 2004 reflected the acquisition of Covanta during 2004 and the fact that Covanta had been in bankruptcy proceedings prior to March 2004. In particular, base salary and equity grants were based not as much on prior performance of the Company or Covanta as much as on external factors intended to attract qualified executives and quickly align their interests with those of the Company’s stockholders.
      Prior to October 2004, many of the then-serving executive officers of the Company were affiliated with significant stockholders of the Company or were serving on an interim basis. Accordingly, their compensation was generally lower than prevailing market compensation for executives in similarly situated companies. As a result, when Messrs. Orlando, Abolt and Simpson became executive officers of the Company in October 2004, the Company had limited relevant prior experience upon which to base the executive officers’ compensation. Accordingly, in making determinations regarding compensation for its executive officers generally and its chief executive officer in particular, the Compensation Committee consulted with independent, outside advisors and compensation consultants. The Compensation Committee also reviewed compensation information of other publicly held companies in the waste and/or energy industries with annual revenues between $500 million and $1.5 billion. In general, the Compensation Committee’s objective was to provide the Company’s executive officers with a compensation package that would generally target the 50th percentile of officers serving comparable functions in the reviewed companies.
      In addition to cash compensation, executive officers were granted equity awards in October 2004 in the form of stock options and restricted stock. Because Messrs. Orlando, Abolt and Simpson had previously been employees of Covanta (which was in bankruptcy proceedings prior to its acquisition by the Company in March 2004), their equity interests in Covanta were cancelled in the bankruptcy, and they did not have a prior opportunity to acquire equity interests in the Company. Accordingly, in order to align the interests of the executive officers with the interests of stockholders, the Company made a one-time award of stock options vesting in three equal tranches over a four-year period, with initial vesting delayed until February 28, 2006. The initial vesting period was subsequently accelerated in order to allow employees to participate in a pro rata rights offering made to all of the Company’s stockholders with respect to a portion of their options.
      Even though the Company’s and Covanta’s circumstances were considered in determining executive compensation, many components of executive compensation are based, in whole or in part, on the future performance of the Company. Stock options are priced at fair market value at the time of grant, and the executive officer only receives value if the stock price of the Company increases. With respect to each executive’s restricted stock grant in October 2004, half of the granted shares vest only when certain cash flow objectives are achieved. Cash compensation is also tied to future performance in that each current executive officer’s employment agreement provides for an annual review of base salary. Finally, each executive officer has a cash bonus that is tied to the performance of the Company, in that cash bonuses paid in 2004 to executive officers under Covanta’s 2004 cash bonus plan were based upon Covanta’s performance in 2004.

      In addition to the compensation outlined above, each of the executive officers has a severance arrangement with the Company as part of his employment agreement. This severance arrangement provides that, in the event the executive officer is terminated without cause, resigns for good reason, or ceases employment due to death or disability (as those terms are defined in the employment agreement), the executive officer will be entitled to receive his base salary and annual bonus for a period of 36 or 24 months for the chief executive officer and 24 or 18 months for other executives, depending on the timing of termination. Additionally, in the event of certain changes of control (as set forth in the employment agreement), an executive officer will be entitled to immediate vesting of his stock options and restricted stock. The Compensation Committee believes that these protections for its executive officers are common among similarly situated companies and are necessary to attract highly qualified executives.
Chief Executive Officer Compensation
      Samuel Zell (January 2004 — March 2004) Upon becoming Chief Executive Officer of the Company in 2002, Mr. Zell’s annual base salary was established at $200,000. This was the same as the annual base salary that was previously paid to Martin Whitman, the prior Chief Executive Officer of the Company. From 2002 through Mr. Zell’s resignation in March 2004, the Company tried to balance its desire not to take significant additional cash out of the Company, in the form of executive compensation, with the reality of the extensive efforts which its executives undertake in overseeing the Company’s operations as well as identifying and negotiating potential opportunities on behalf of the Company. The Company was able to retain Mr. Zell at his level of base compensation in part because Mr. Zell was employed by affiliates of the Company. Due to the below market rate of Mr. Zell’s compensation, his compensation was not further tied to the performance of the Company.
      Jeffrey Horowitz (March 2004 — October 2004) Upon Mr. Zell’s resignation in March 2004, Mr. Horowitz, a former Senior Vice President and General Counsel of Covanta was appointed as interim Chief Executive Officer of the Company. Mr. Horowitz’s annual compensation of $300,000 plus a $180,000 minimum guaranteed bonus was determined by the Compensation Committee based in large part upon consideration of the fact that Mr. Horowitz’s background and knowledge enabled him to facilitate the efficient integration of Covanta and the interim, short-term nature of his employment while the Company reviewed other candidates to serve as a permanent chief executive officer of the Company. Because Mr. Horowitz was serving on an interim basis, his compensation was not further tied to the performance of the Company.
      Anthony J. Orlando (October 2004 — present) Mr. Orlando’s compensation package consists of (1) annual base salary of $400,000, (2) a target cash bonus of 80% of his base salary, based on achievement of performance metrics identified by the Board, (3) stock options granted in October 2004 to purchase 200,000 shares of the Company’s common stock, vesting over four years, with an exercise price equal to fair market value on the date of grant, and (4) restricted stock granted in October 2004 valued at $360,000, vesting over 3 years with 50% time-based and 50% performance-based. As discussed above, Mr. Orlando’s compensation package was determined by the Compensation Committee in accordance with its stated goals and targeted to the 50th percentile of chief executive officers of other publicly held companies in the waste and/or energy industries with annual revenues of $500 million to $1.5 billion. Mr. Orland’s compensation package is tied to Company performance as discussed in “Executive Compensation Generally” above.
Conclusion
      Based on its review of all components of the compensation of the executive officers of the Company and its review of the compensation of executive officer of similar companies as discussed above, the Compensation Committee finds the total compensation paid to its executive officers (including potential payouts upon change-in-control and severance events) to be reasonable and not excessive.
      Finally, the Compensation Committee notes that Section 162(m) of the Code, in most circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the 2004 compensation paid to the executive officers named in the Summary Compensation Table exceeded the threshold for deductibility under Section 162(m).

The Danielson Holding Corporation Compensation Committee:

Joseph P. Sullivan, Chairman
Ronald J. Broglio
Peter C.B. Bynoe
Clayton Yeutter
Compensation Committee Interlocks and Insider Participation
      At various times during 2004, David Barse, Ronald J. Broglio, Peter C.B. Bynoe, Joseph P. Sullivan, and Clayton Yeutter were members of the Compensation Committee. Mr. Barse resigned from the Compensation Committee on March 5, 2004 and Messrs. Bynoe and Broglio joined the Compensation Committee on July 19, 2004, and October 5, 2004 respectively. None of the persons who served as members of the Compensation Committee in 2004 was, during that year or previously, an officer or employee of the Company or any of its subsidiaries or had any other relationship requiring disclosure herein, except as follows:
      David Barse, is the Chief Executive Officer of Third Avenue Trust and Third Avenue, the sole investment advisor to the Third Avenue Value Fund Series of Third Avenue Trust. Third Avenue is the beneficial owner of over 5% of the common stock of the Company. Mr. Barse served also as the President and Chief Operating Officer of the Company from July 1996 until July 24, 2002. Please see “Certain Relationships and Related Party Transactions” above for a description of Third Avenue’s transactions with the Company in connection with the note purchase agreement dated December 2, 2003, Third Avenue’s participation as a Bridge Lender pursuant thereto, and Third Avenue’s equity commitment in connection with the Ref-Fuel Rights Offering.
      Clayton Yeutter is of counsel to the law firm of Hogan & Hartson LLP, which provided Covanta with certain legal services during 2004 and continues to do so in the current year. This relationship preceded the Company’s acquisition of Covanta and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement or provision of such legal services and does not directly or indirectly benefit from fees for those services. The Board has determined that such relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Company’s Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors. Each of the current directors is independent as defined by the American Stock Exchange listing standards. The Audit Committee operates under a written charter and key practices approved by the Board. A copy of the charter and key practices is available on the Company’s website at www.danielsonholding.com.
      Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), a registered independent public accounting firm and the Company’s independent auditors for 2004, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2004 financial statements. The Audit Committee also discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosure from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young the firm’s independence.

      Based upon the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the representations of management and Ernst & Young, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Danielson Holding Corporation Audit Committee

Richard L. Huber, Chairman
Peter C. B. Bynoe
Jean Smith
INDEPENDENT AUDITORS FEES
      The following table shows the aggregate fees that the Company paid for audit, audit-related, tax and other services rendered by Ernst & Young LLP for the years ended December 31, 2004 and 2003 (in thousands of dollars):

	2004	2003

Audit Fees	$4,172	$845
Audit-Related Fees	2,067	292
Tax Fees	183	407
All Other Fees	—	—

Total	$6,422	$1,544

      Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for both 2003 and 2004. Fees also include statutory and financial audits for subsidiaries of the Company.
      Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of an audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” These services were primarily related to financial statement audits of ACL’s and NAICC’s employee benefit plans in 2003, as well as accounting consultations in connection with the Covanta acquisition and ACL bankruptcy considerations in 2003 and 2004.
      Tax Fees. This category consists of professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. The services for fees under this category in 2004 and 2003 were related principally to tax compliance services for U.S. federal and state and foreign tax returns, as well as tax consulting services for subsidiaries. The services for fees under this category in 2003 were for tax compliance and consulting services. Fees for tax compliance services totaled $0.15 million and $0.25 million in 2004 and 2003, respectively. Tax compliance services are services rendered with respect to assistance with Federal and state income tax returns. Fees for tax consulting services totaled $0.04 million and $0.20 million in 2004 and 2003, respectively. Tax consulting services are services rendered with respect to general tax advisory services.
      All Other Fees. This category consists of any other products or services provided by Ernst & Young not described above. Ernst & Young did not bill any fees that would be categorized as “all other fees” during either 2003 or 2004.
Audit Committee’s Pre-Approval Policies and Procedures
      In March 2004, the Board, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter and Audit Committee Key Practices, which require the Audit Committee to pre-approve all permitted non-audit services. It is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by the Company’s independent auditors primarily to tax services and merger and acquisition due diligence and integration services, and then only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding for such services.
      In pre-approving the services generating fees in 2004, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.
      In June 2005, the Audit Committee adopted an Audit and Non-Audit Service Pre-Approval Policy (the “Pre-Approval Policy”) for all permitted services the Company’s independent auditors may perform for the Company. The Pre-Approval Policy provides for the general approval of specific types of services and gives detailed guidance as to the specific types of services eligible for general pre-approval within each of the specifically designated categories of services and provides for maximum dollar amounts for such pre-approved services. Any additional services not described in the Pre-Approval Policy or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for that specified year will require the further advance review and approval of the Audit Committee. Pre-approval of services is generally provided for up to one year. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Audit Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from delegating to the Company’s management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditors.
Change in Independent Accounting Firm
      During 2003, Deloitte & Touche LLP (“Deloitte & Touche”) served as Covanta’s principal independent accounting firm. On March 30, 2004, following the Company’s acquisition of Covanta, the Board of Directors of Covanta, upon recommendation of the Company’s Audit Committee, which committee also serves as Covanta’s Audit Committee, dismissed Deloitte & Touche and engaged the services of Ernst & Young, the Company’s current independent auditors, as Covanta’s new independent auditors.
      During Covanta’s fiscal year ended December 31, 2003, and the subsequent interim period through March 30, 2004, there were no disagreements between Covanta and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.
      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Covanta’s fiscal year ended December 31, 2003, or the subsequent interim period through March 30, 2004.
      The audit report of Deloitte & Touche on the consolidated financial statements of Covanta Energy Corporation (Debtor in Possession) and its subsidiaries for the fiscal year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included explanatory paragraphs with respect to Covanta Energy Corporation (Debtor in Possession) and its subsidiaries’ adoption of Statements of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations” in 2003, SFAS No. 142, “Goodwill and Other Intangible Assets”, SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” in 2002 and the uncertainty of Covanta Energy Corporation (Debtor in Possession) and its subsidiaries continuing as a going concern and that such financial statements did not reflect or provide for the consequences of Covanta Energy Corporation (Debtor in Possession) and its subsidiaries’ bankruptcy proceedings and the restatements described in Note 35 to such consolidated financial statements.
      During the fiscal year ended December 31, 2003, and through March 30, 2004 (the date Ernst & Young was appointed), Covanta did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
      Ernst & Young has reviewed the disclosures contained in this Proxy Statement under the heading “Change in Independent Accounting Firm” and concurs with the statements regarding Ernst & Young set forth herein. The Company has also provided Deloitte & Touche with a copy of the disclosures contained herein. Deloitte & Touche previously has furnished a letter to the SEC attached as Exhibit 16.1 to Covanta’s Current Report on Form 8-K/A filed on April 1, 2004.
PERFORMANCE GRAPH
      The following graph sets forth a comparison of the yearly percentage change in the Company’s cumulative total stockholder return on common stock with the Standard & Poor’s 500 Stock Index* and the NASDAQ Financial Sub Index.**. The foregoing cumulative total returns are computed assuming (i) an initial investment of $100, and (ii) the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The Company has never paid any dividends on shares of common stock. The graph below reflects comparative information for the five fiscal years of the Company beginning with the close of trading on December 31, 1999, and ending December 31, 2004. The stockholder return reflected below is not necessarily indicative of future performance.

*	The Standard & Poor’s 500 Stock Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

**	The NASDAQ Financial Sub Index (“NFSI”) is maintained by NASDAQ. As described by NASDAQ, the NFSI consists of 100 large financial organizations listed on the NASDAQ National Market.
PROPOSALS BY STOCKHOLDERS
      In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to the Company’s 2006 annual meeting, the proposal must be received by the Company no later than April 25, 2006. In order to be considered for stockholder action at the Company’s 2006 annual meeting, a proposal of a stockholder must be received by the Company at its principal executive offices no later than July 9, 2006. All stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the principal offices of the company as set forth on the first page of this proxy statement.

      Timely receipt of a stockholder’s proposal will satisfy only one of various conditions established by the SEC for inclusion in the Company’s proxy materials.
INCORPORATION BY REFERENCE
      The Report of the Compensation Committee of the Board on Executive Compensation, the Audit Committee Report (including reference to the independence of the members of the Audit Committee) and the Stock Price Performance Graph above are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.
ANNUAL REPORT
      The Annual Report of the Company on Form 10-K for the year ended December 31, 2004, has been previously mailed to all stockholders of record. Upon the written request of any stockholder, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission. Written requests may be made to Danielson Holding Corporation, 40 Lane Road, Fairfield, New Jersey, 07004 Attention: Investor Relations.

By Order of the Board of Directors

Danielson Holding Corporation

Timothy J. Simpson
Secretary
Dated: August 23, 2005

APPENDIX A
CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DANIELSON HOLDING CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

      DANIELSON HOLDING CORPORATION (the “Corporation”), a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY:
      FIRST: Article First of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate”), is hereby amended by deleting Article First in its entirety and replacing it with the following:

“FIRST. The name of the Corporation (the “Corporation”) is Covanta Holding Corporation.”
      SECOND: Section 4.1 of the Certificate is hereby amended by deleting Section 4.1 in its entirety and replacing it with the following:

“FOURTH. 4.1: The Corporation is authorized to issue two classes of shares designated ‘Preferred Stock’ and ‘Common Stock,’ respectively. The total number of shares of capital stock the Corporation is authorized to issue is 260,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 250,000,000. The par value of each share in each class is $.10.”
      THIRD: The foregoing amendment to the Corporation’s Certificate was duly adopted in accordance with Section 242 of the DGCL.
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name, this      day of September, 2005.

DANIELSON HOLDING CORPORATION

By:

Name:

Title:

APPENDIX B
DANIELSON HOLDING CORPORATION
EQUITY AWARD PLAN FOR EMPLOYEES AND OFFICERS*

*	As proposed to be amended

B-i

B-ii

DANIELSON HOLDING CORPORATION EQUITY AWARD PLAN FOR
EMPLOYEES AND OFFICERS
      Section 1.     Purpose; Definitions.
      The purposes of this Plan are to promote the interests of the Company (including any Subsidiaries and Affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability.
      The following capitalized terms shall have the following respective meanings when used in this Plan:

(a) “Administrator” means the Board or any one of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.

(b) “Affiliate” means any corporation or other entity controlled by the Company and designated by the Committee as such.

(c) “Applicable Laws” means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in the Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means a grant of an Option, Restricted Stock, stock appreciation right or other stock-based Award under the Plan, all on a stand alone, combination or tandem basis, as described in or granted under the Plan.

(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” shall mean, unless otherwise determined by the Committee, (i) the conviction of the Recipient for committing, or entering a plea of nolo contendere by the Recipient with respect to, a felony under federal or state law or a crime involving moral turpitude; (ii) the commission of an act of personal dishonesty or fraud involving personal profit in connection with the Recipient’s employment by the Company; (iii) the willful misconduct, gross negligence or deliberate failure on the part of the Recipient to perform his or her employment duties with the Company in any material respect; or (iv) the failure to comply with Company policies or agreements with the Company, in any material respect.

(h) “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

(i) “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan, in accordance with Section 3 of the Plan.

(j) “Common Stock” means the common stock, par value $.10, of the Company.

(k) “Company” means Danielson Holding Corporation, a Delaware corporation.

(l) “Director” means a director serving on the Board of the Company who is not also an employee of the Company or any Subsidiary or Affiliate thereof; who has not been an employee of the Company during the taxable year or an officer of the Company at any time; and who has been duly elected to the Board by the stockholders of the Company or by the Board under applicable corporate law. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

(m) “Disability” means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan.

(n) “Effective Date” means the date described in Section 18(a) of the Plan.

(o) “Employee” means any common-law employee of the Company or a Subsidiary or Affiliate of the Company, including Officers employed by the Company or any Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, or the rules and regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on the American Stock Exchange Composite Tape, its Fair Market Value shall be either the mean of the highest and lowest reported sale prices of the stock (or, if no sales were reported, the average of the closing bid and asked price) or the last reported sales price of the stock, as determined by the Committee in its discretion, on the American Stock Exchange for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on the NASDAQ Stock Market as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be either the mean between the high bid and low asked prices or the last asked price, as determined by the Committee for the Common Stock on any given day, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii) In the absence of an established regular public market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and, with respect to an Incentive Stock Option, in accordance with such regulations as may be issued under the Code; provided that with respect to an individual described in Section 8(a)(i)(A) hereof, this Section 1(q)(iii) shall not be available if the resulting price fails to represent the Fair Market Value of the stock on the date of grant as determined in accordance with Sections 1(q)(i) or (ii) above.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Mature Shares” means any shares held by the Recipient for a minimum period of 6 months.

(t) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(u) “Officer” unless otherwise noted herein, means a person who is an officer of the Company or a Subsidiary or Affiliate.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Participant” means an Employee or Officer who holds an outstanding Award.

(x) “Performance Award” means an Award granted pursuant to Section 11(b) of the Plan.

(y) “Plan” means this Equity Award Plan.

(z) “Recipient” means an Employee or Officer who holds an outstanding Award.

(aa) “Restricted Stock” means shares of Common Stock acquired pursuant to an Award granted pursuant to Section 10 of the Plan.

(bb) “Retirement” means a Service Provider’s retirement from active employment with the Company or any Subsidiary or Affiliate as determined under a pension plan of the Company or any Subsidiary or Affiliate applicable to the Service Provider; or the Service Provider’s termination of employment at or after age 55 under circumstances that the Committee, in its sole discretion, deems equivalent to retirement.

(cc) “Service Provider” means an Employee or Officer. A Service Provider who is an Employee shall not cease to be a Service Provider (i) during any leave of absence approved by the Company; provided that, for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; or (ii) as a result of transfers between locations of the Company or between the Company and any Subsidiary or Affiliate. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(dd) “Stock Appreciation Right” means an Award granted pursuant to Section 11(a) of the Plan.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
      Section 2.     Stock Subject to the Plan.
      Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares available for grants of Awards under the Plan is 6,000,000* Shares. The maximum aggregate number of Incentive Stock Options that may be issued under the Plan is 6,000,000*. The Shares subject to an Award under the Plan may be authorized but unissued, or reacquired Common Stock or treasury shares. Except as otherwise provided in Section 14 of the Plan, no Recipient may be granted Awards in any calendar year with respect to more than 300,000 Shares. In determining the number of Shares with respect to which a Recipient may be granted an Award in any calendar year, any Award which is cancelled shall count against the maximum number of Shares for which an Award may be granted to a Recipient.
      If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or other Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original Recipient of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.
      Section 3.     Administration of the Plan.
      (a) Administration. The Plan shall be administered by the Compensation Committee of the Board, or another Committee that may be appointed by the Board for this purpose in accordance with Applicable Laws. Such Committee shall consist of two or more members of the Board each of whom is a “disinterested person” as defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Exchange Act; and all of whom, in addition, shall constitute “outside directors” for purposes of granting “performance-based compensation” awards under Treas. Reg. Sec. 1.162-27(e)(3) and Section 162(m)(4)(C) of the Code. (Such “outside directors” shall be appointed by, and may be removed by, such Board.) Committee members shall serve for such term(s) as the Board may determine, subject to removal by the Board at any time. The Committee shall act by a majority of its members, or if there are only two members of such Committee, by unanimous consent of both members. If at any time there is no Committee in office, the functions of the Committee specified in the Plan shall be carried out by the Board.
      (b) Powers of the Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock in accordance with Section 1(q) of the Plan and to determine all matters relating to Awards

*  As proposed to be amended.

under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan, subject to Section 16 of the Plan. All actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may, by a majority of its members then in office, authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee, or delegate to an Officer of the Company the authority to make decisions pursuant to Section 8 of the Plan, provided that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 16 of the Exchange Act.
      Section 4.     Eligibility for Awards.
      Non-Qualified Stock Options and other Awards may be granted to Employees and Officers who are Employees. In addition, an Award may be granted to a person who is offered employment by the Company, a Subsidiary or an Affiliate, provided that such Award shall be immediately forfeited if such person does not accept such offer of employment within such time period as the Company, Subsidiary or Affiliate may establish. If otherwise eligible, an Employee or Officer who has been granted an Option or other Award may be granted additional Options or other Awards.
      Section 5.     Limitations on Options.
      Each Option shall be designated in the written Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the Options are amended; the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Recipient during any calendar year (under all plans of the Company and any Subsidiary or Affiliate) exceeds $100,000; or other circumstances exist that would cause the Options to lose their status as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Non-Qualified Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Non-Qualified Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.
      Section 6.     Term of Plan.
      The Plan shall become effective upon the approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.
      Section 7.     Term of Option.
      The term of each Option shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

      Section 8.     Option Exercise Price and Consideration.
      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.
      (b) Waiting Period and Exercise Dates. The Committee shall have the authority, subject to the terms of the Plan, to determine any vesting restriction or limitation or waiting period with respect to any Option granted to a Recipient or the Shares acquired pursuant to the exercise of such Option.
      (c) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash (in the form of a certified or bank check or such other instrument as the Company may accept);

(ii) other Mature Shares owned on the date of exercise of the Option by the Recipient (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted; and provided that if payment is made in the form of Restricted Stock, the number of equivalent shares of Common Stock to be received shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee;

(iii) any combination of (i) and (ii) above;

(iv) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the sale or loan proceeds required to pay the exercise price, subject, however, to Section 18(f) of the Plan; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and Applicable Laws.
      Section 9.     Exercise of Option.
      (a) Procedure for Exercise; Rights as a Stockholder. Except as otherwise authorized by the Committee, any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

      An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee in accordance with Section 8(c) of the Plan and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Recipient. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.
      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
      (b) Termination of Relationship as Employee or Officer. Except as otherwise authorized by the Committee, if a Recipient ceases to be a Service Provider, other than for Cause or upon the Recipient’s death, Disability or Retirement, the Recipient, subject to the restrictions of this Section 9(b), may exercise his or her Option within the time specified in this Section 9(b) to the extent that the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise determined by the Committee, such Option may be exercised as follows: (i) if the Option is a Non-Qualified Stock Option, it shall remain exercisable for the lesser of the remaining term of the Option or twelve (12) months from the date of such termination of the relationship as a Service Provider; or (ii) if the Option is an Incentive Stock Option, it shall remain exercisable for the lesser of the term of the Option or three (3) months following the Recipient’s termination of his relationship as a Service Provider; provided, however, that if the Recipient dies within such three-month period, any unexercised Option held by such Recipient shall notwithstanding the expiration of such three-month period continue to be exercisable (to the extent to which it was exercisable at the time of death) for the lesser of a period of twelve (12) months from the date of such death; the expiration of the stated term of such Option; or the exercise period that applies for purposes of Section 422 of the Code. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Service Provider for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
      Notwithstanding the above, in the event of a Recipient’s change in status from Employee to non-Employee Officer or Director, the Recipient shall not automatically be treated as if the Recipient terminated his relationship as a Service Provider, nor shall the Recipient be treated as ceasing to provide services to the Company solely as a result of such change in status. In the event a Recipient’s status changes from Employee to non-Employee Officer or Director, an Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option three months and one day following such change of status.
      (c) Disability of Recipient. Except as otherwise authorized by the Committee, if, as a result of the Recipient’s Disability, a Recipient ceases to be a Service Provider, the Recipient may exercise his or her Option subject to the restrictions of this Section 9(c) and within the period of time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise determined by the Committee or specified in the Award Agreement, such Option shall be exercisable for the lesser of the remaining period of time specified in the Award Agreement or twelve (12) months from the date of such termination. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the

Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods applicable under Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
      (d) Death of Recipient. Except as otherwise authorized by the Committee, if a Recipient dies while an Employee, the Option may be exercised subject to the restrictions of this Section 9(d) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of twelve (12) months from the date of such death or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
      (e) Retirement of Recipient.

(i) Non-Qualified Stock Options. Except as otherwise authorized by the Committee, if, as a result of the Recipient’s Retirement, a Recipient ceases to be a Service Provider, the Recipient may, subject to the restrictions of this Section 9(e), exercise his or her Non-Qualified Stock Option within the time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise determined by the Committee, such Option may be exercised for the lesser of the remaining period of time specified in the Award Agreement or three (3) years following the Recipient’s Retirement. Notwithstanding the foregoing, if the Recipient dies within such three (3)-year (or shorter) period, any unexercised Non-Qualified Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of death or the expiration of the stated term of such Option, whichever period is shorter.

(ii) Incentive Stock Options. If the Recipient holds an Incentive Stock Option and ceases to be a Service Provider by reason of his or her Retirement, such Incentive Stock Option may continue to be exercisable by the Recipient to the extent to which it was exercisable at the time of Retirement for a period of three (3) months from the date of Retirement or the expiration of the stated term of such Option, whichever period is the shorter. Notwithstanding the foregoing, if the Recipient dies within such three-month period, any unexercised Incentive Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death; the expiration of the stated term of such Option; or the exercise period that applies for purposes of Section 422 of the Code, whichever period is the shorter.
      If, on the date of termination due to Retirement, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination due to Retirement, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (f) Cash out Provisions. On receipt of written notice of exercise, the Committee may elect, but shall not be required to, to cash out all or any part of the shares of Common Stock for which an Option is being exercised by paying the Recipient an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which an Option is being exercised on the effective date of such cash out. Cash outs pursuant to this Section 9(f) relating to Options held by Recipients who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder, to the extent applicable.
      Section 10.     Restricted Stock.
      (a) Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the individuals to whom it will award Restricted Stock under the Plan, and it shall advise the Recipient in writing, by means of an Award Agreement, of the terms, conditions and restrictions related to the Award, including the number of Shares to be awarded to the Recipient, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in this Section 10. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals of the Recipient or of the Company, Subsidiary or Affiliate for or within which the Recipient is primarily employed, or upon such other factors as the Committee shall determine. The provisions of an Award need not be the same with respect to each Recipient. The terms of the Award of Restricted Stock shall comply in all respects with Applicable Law and the terms of the Plan.
      (b) Awards and Certificates. Each Award shall be confirmed by, and subject to the terms of, an Award Agreement. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Recipient shall have delivered to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award. Any certificate issued with respect to Shares of Restricted Stock shall be registered in the name of such Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Danielson Holding Corporation Equity Award Plan for Employees and Officers and an Award Agreement. Copies of such Plan and Award Agreement are on file at the office of the Secretary of Danielson Holding Corporation.”
      If and when the Restriction Period (hereinafter defined) expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Recipient may request that unlegended certificates for such Shares be delivered to the Recipient.
      (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Recipient shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock (the “Restrictions”). The Committee may provide for the lapse of such Restrictions in installments or otherwise and may accelerate or waive such Restrictions, in whole or in part, in each case based on period of service, performance of the Recipient or of the Company, Subsidiary or Affiliate, division or department for which the Recipient is employed or such other factors or criteria as the Committee may determine. Notwithstanding the foregoing, if the Recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee, be sold or otherwise disposed of within six (6) months following the date of grant. The Committee may, in its discretion, impose a limit on the number of Shares that a Recipient may receive in any twelve (12)-month period in an Award of Restricted Stock.

(ii) Rights. Except as provided in Section 10(c) of the Plan, the applicable Award Agreement and Applicable Law, the Recipient shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award Agreement, including, if so provided in the Award Agreement, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement and subject to Section 18(e) of the Plan, for the Restriction Period, (A) cash dividends on the Shares of Common Stock that are the subject of the Award Agreement shall be automatically deferred and reinvested in additional Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock. If there is a pro rata distribution of warrants or other rights to acquire shares of Common Stock, then the Recipient shall have the right to participate in or receive such warrants or other rights, provided, however, that any shares of Common Stock acquired pursuant to the exercise of such warrants or other rights shall be subject to the same vesting requirements and restrictions as the underlying Common Stock.

(iii) Termination of Service Provider Relationship. Except to the extent otherwise provided in the applicable Award Agreement or the Plan, if a Recipient ceases to be a Service Provider for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Recipient. Without limiting the foregoing, an Award Agreement may, at the Committee’s discretion, allow for vesting to continue after termination of employment with the Company, provided the Recipient remains an Employee of any Subsidiary or Affiliate of the Company.

      (d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including, without limitation, provisions relating to tax matters including wage withholding requirements; prohibitions on elections by the Recipient under Section 83(b) of the Code; and “gross-up” payments to Recipients to satisfy tax liabilities. In addition, the terms of the Award Agreements for Restricted Stock need not be the same with respect to each Recipient.
      Section 11.     Deferral of Stock Award.
      (a) The Committee may, in its sole discretion, authorize an Employee or Officer to elect to defer the ownership of the Shares of Common Stock otherwise issuable pursuant to Section 10. Any such election shall be made in writing in the form prescribed by the Committee, and shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. In no event, however, shall any deferral be permitted to the extent prohibited by Applicable Laws.
      (b) An election to defer pursuant to (a) above with respect to Shares of Restricted Stock issuable in a calendar year must be made on or prior to December 31st of the year that precedes the year in which such Restricted Stock would otherwise be issued. Notwithstanding the foregoing, an Employee or Officer may make an election to defer pursuant to this Section 11 no later than 30 days after the Effective Date, for the year in which the Employees Plan is first effective, or, if later, within 30 days after the date the Employee or Officer first becomes eligible to participate.
      (c) At the time of the deferral election described in this Section 11, the Employee or Officer may select the date for the issuance or receipt of the deferred Shares. If the Employee or Officer does not select a date for the issuance of deferred Shares, the deferred Shares will be issued upon termination of his or her service as an Employee or Officer.

      Section 12.     Other Awards.
      The Committee, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under this Plan on a stand alone, combination or tandem basis:

(a) Stock Appreciation Right. The Committee may grant a right to receive the excess of the Fair Market Value of a Share on the date the stock appreciation right is exercised over the Fair Market Value of a Share on the date the stock appreciation right was granted (the “Spread”). The Spread with respect to a stock appreciation right may be payable in cash, Shares with a total Fair Market Value equal to the Spread or a combination of these two. With respect to stock appreciation rights that are subject to Section 16 of the Exchange Act, however, the Committee shall retain sole discretion (i) to determine the form in which payment of the stock appreciation right will be made (cash, Shares or any combination thereof) or (ii) to approve an election by a Recipient to receive cash in full or partial settlement of stock appreciation rights. Each Award Agreement for stock appreciation rights shall provide that stock appreciation rights under the Plan may not be exercised earlier than six (6) months from the date of grant. The terms of the Award Agreements granting stock appreciation rights need not be the same with respect to each Recipient. A stock appreciation right shall be subject to adjustment as provided in Section 14 of the Plan.

(b) Performance Award. The Committee may grant a Performance Award based on the performance of the Recipient over a specified performance period. A Performance Award may be awarded to an Employee contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Employee is employed, if applicable, during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period, but subject to such later revisions as the Committee may deem appropriate to reflect significant, unforeseen events or changes. The Performance Award may consist of a right to receive Shares (or cash in an amount equal to the Fair Market Value thereof) or the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of Shares over a specified period. Each Performance Award shall have a maximum value established by the Committee at the time such Award is made. In determining the value of Performance Awards, the Committee shall take into account the Recipient’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate. Payment of a Performance Award may be made following the end of the performance period in cash, Shares (based on the Fair Market Value on the payment date) or a combination thereof, as determined by the Committee, and in a lump sum or installments as determined by the Committee. Except as otherwise provided in an Award Agreement or as determined by the Committee, a Performance Award shall terminate if the Recipient does not remain continuously in the employ of the Company at all times during the applicable performance period. The terms of the Award Agreements granting a Performance Award need not be the same with respect to each Recipient.

(c) Other Stock-Based Awards. The Committee may, in its discretion, grant other Share-based Awards which are related to or serve a similar function to those Awards set forth in this Section 12.
      Section 13.     Non-Transferability of Awards.
      Unless otherwise specified by the Committee in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) will or by the laws of descent or distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Options and other Awards may be exercised, during the lifetime of the Participant, only by the Participant or by the guardian or legal representative of the Participant or by an alternate payee pursuant to a qualified domestic relations order. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate. Any attempt to assign, pledge or otherwise transfer any Award or of any right or privileges conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

      Section 14.     Adjustments Upon Changes in Capitalization.
      Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration;” and (b) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of an extraordinary cash dividend, the Committee may, in its sole discretion, equitably adjust the aggregate number of Shares available under the Plan, as well as the exercise price, number of Shares and other appropriate terms of any outstanding Award in order to preserve the intended benefits of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
      Section 15.     Date of Grant.
      The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
      Section 16.     Term; Amendment and Termination of the Plan.
      (a) Amendment and Termination. Subject to this Section 16 and Section 18(f), the Board may at any time amend, alter, suspend or terminate the Plan, including without limitation to provide for the transferability of any or all Options to comply with or take advantage of rules governing registration of shares. Subject to Section 18(f) and the other terms of the Plan, the Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Recipient without the Recipient’s consent.
      (b) Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment and any amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law, rule or regulation.
      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Recipient, unless mutually agreed otherwise between the Recipient and the Committee, which agreement must be in writing and signed by the Recipient and the Company.
      Section 17.     Conditions Upon Issuance of Shares.
      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be placed on any certificates for Shares or other securities delivered under the Plan as it may deem appropriate to make reference to such legal rules and restrictions, or to impose any restrictions on transfer.

      (b) Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Recipient for federal income tax purposes with respect to any Award under the Plan, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with vested Common Stock, including vested Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested Common Stock.
      (c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      (d) Grants Exceeding Allotted Shares. If the Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Applicable Law and Section 16(b) of the Plan.
      Section 18.     General Provisions.
      (a) Term of Plan. This Plan shall become effective upon its approval by the stockholders of the Company (“Effective Date”), subject to the approval of the Company’s stockholders on or before the first anniversary of the date of its adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.
      (b) No Contract of Employment. Neither the Plan nor any Award hereunder shall confer upon an individual any right with respect to continuing such individual’s employment relationship with the Company, nor shall they interfere in any way with such individual’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.
      (c) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      (d) Governing Law. The Plan and all Awards made and actions thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.
      (e) Dividends. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options and other Awards).
      (f) Prohibition on Loans to Participants. The Company shall not lend funds to any Participant for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.
      (g) Performance-Based Compensation. The Committee may designate any Award as “performance-based compensation” for purposes of Section 162(m) of the Code. Any Awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, and the measurement may be stated in absolute terms or relative to comparable companies.

      (h) Unfunded Status of Plan. It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payment; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
      (i) Liability of Committee Members. Except as provided under Applicable Law, no member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it. Neither the Company, the Board of Directors nor the Committee, nor any Subsidiary or Affiliate, nor any directors, officers or employees thereof, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court that an Incentive Stock Option granted hereunder does not qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF
Danielson Holding Corporation
September 19, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors recommends a vote FOR the listed nominees.

NOMINEES:
☐	FOR ALL NOMINEES	¡	David M. Barse
		¡	Ronald J. Broglio
		¡	Peter C.B. Bynoe
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Richard L. Huber
		¡	Anthony J. Orlando
		¡	William C. Pate
		¡	Robert Silberman
☐	FOR ALL EXCEPT	¡	Jean Smith
	(See instructions below)	¡	Joseph P. Sullivan
		¡	Clayton Yeutter
		¡	Samuel Zell

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment to the Company’s certificate of incorporation, to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares.	☐	☐	☐

3.	To approve the amendment to the Company’s certificate of incorporation, to change the Company’s name to Covanta Holding Corporation	☐	☐	☐

4.	To approve the amendment to the Danielson Holding Corporation Equity Award Plan for Employees and Officers to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,000,000 to 6,000,000 shares	☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year	☐	☐	☐

6.	Any other matters which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DANIELSON HOLDING CORPORATION
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors
     The undersigned stockholder of Danielson Holding Corporation, a Delaware corporation (the “Company”), hereby appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on September 19, 2005, at 10:00 A.M., Eastern Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director as described in the Proxy Statement, “for” approval of the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares, “for” approval of the amendment to the Company’s certificate of incorporation to change the Company’s name to Covanta Holding Corporation, “for” approval of the amendment to the Danielson Holding Corporation Equity Award Plan for Employees and Officers to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,000,000 to 6,000,000 shares, and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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